MASSACHUSETTS MUTUAL Life Insurance Company
Springfield, MA 01111-0001

Massachusetts Mutual Life Insurance Company (Company) will make annuity payments, in accordance with the provisions of this Contract.

This Contract is issued by the Company at its Home Office, 1295 State Street, Springfield, Massachusetts 01111-0001, on the Issue Date. The Contract is issued in exchange for the payment of the initial Purchase Payment.

RIGHT TO EXAMINE CONTRACT: [The Contract Owner has the right to return this Contract. This Contract may be returned to the Company for any reason within ten (10) calendar days after its receipt by the Contract Owner. It may be returned by delivering or mailing it to the Company at its Annuity Service Center. When this Contract is received by the Company it will be voided as if it had never been in force. Upon its return, the Company will refund, within seven days, the Contract Value next computed after receipt of this Contract by the Company at its Annuity Service Center. This may be more or less than the Purchase Payment(s).]

THIS IS A LEGAL CONTRACT BETWEEN
THE CONTRACT OWNER AND THE COMPANY

READ YOUR CONTRACT CAREFULLY

SECRETARY	PRESIDENT

INDIVIDUAL VARIABLE DEFERRED ANNUITY CONTRACT
WITH FLEXIBLE PURCHASE PAYMENTS
Nonparticipating

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TMLS	1	09/01

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TMLS	3	09/01

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DEFINITIONS

ACCUMULATION PERIOD	The period during which Purchase Payments may be made.

ACCUMULATION UNIT	A unit of measure used to determine the value of the Contract Owner’s interest in a Sub–Account of the Separate Account during the Accumulation Period.

AGE	The age of any Contract Owner or Annuitant on his/her birthday nearest the date for which age is being determined.

ANNUITANT	The primary person upon whose life Annuity Payments are to be made. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE	The date on which any Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY PAYMENTS	The series of payments that will be made pursuant to any Annuity Option selected.

ANNUITY OPTIONS	Options available for Annuity Payments.

ANNUITY PERIOD	The period which begins on the Annuity Date and ends with the last Annuity Payment.

ANNUITY SERVICE CENTER	The office indicated on the Contract Schedule of this Contract, or other location(s) specified by the Company to which notices, requests and Purchase Payments must be sent. All sums payable by the Company under this Contract are payable only from the Annuity Service Center, or other location(s) specified by the Company.

ANNUITY UNIT	A unit of measure used to determine the amount of each Variable Annuity Payment after the Annuity Date.

BENEFICIARY	The person(s) or entity(ies) designated to receive the death benefit provided by this Contract.

CONTRACT ANNIVERSARY	An anniversary of the Issue Date of this Contract.

CONTRACT SCHEDULE DATE	The effective date of any Contract Schedule. A Contract Schedule bearing the latest Schedule Date will supersede all previous Contract Schedules.

CONTRACT OWNER	The person(s) or entity(ies) entitled to the ownership rights stated in this Contract.

TMLS	5	09/01
CONTRACT VALUE	The sum of the Contract Owner’s interest in the Sub-Accounts of the Separate Account during the Accumulation Period.

CONTRACT YEAR	The first Contract Year is the annual period which begins on the Issue Date. Subsequent Contract Years begin on each anniversary of the Issue Date.

ELIGIBLE INVESTMENT	An investment entity shown on the Contract Schedule into which assets of the Separate Account will be invested.

FIXED ANNUITY	A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT	The Company’s general investment account which contains all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

ISSUE DATE	The date on which this Contract became effective.

NET PURCHASE PAYMENT	A Purchase Payment less any Premium Tax assessed by any state or other jurisdiction.

PREMIUM TAX	A tax imposed by certain states and other jurisdictions when a Purchase Payment is made, when Annuity Payments begin, or when the Contract is surrendered.

PURCHASE PAYMENT	During the Accumulation Period, a payment made by or on behalf of a Contract Owner with respect to this Contract.

RIDER EFFECTIVE DATE	The effective date of any Rider as indicated on the Contract Schedule.

SEPARATE ACCOUNT	The Company’s Separate Account(s) designated on the Contract Schedule.

SERIES	A segment of an Eligible Investment which constitutes a separate and distinct class of shares into which assets of a Sub-Account will be invested.

SUB–ACCOUNT	Separate Account assets are divided into Sub-Accounts which are listed on the Contract Schedule. Assets of each Sub-Account will be invested in shares of an Eligible Investment or a Series of an Eligible Investment.

VALUATION DATE	Each day on which the Company, the New York Stock Exchange (“NYSE”) and the Eligible Investments are open for business.

VALUATION PERIOD	The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

TMLS	6	09/01
VARIABLE ANNUITY	An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Separate Account.

WRITTEN REQUEST	A request in writing, in a form satisfactory to the Company, which is received by the Annuity Service Center.

TMLS	7	09/01

PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

The initial Purchase Payment is due on the Issue Date. The minimum and maximum subsequent and total Purchase Payments are shown on the Contract Schedule. The Company reserves the right to reject any Purchase Payment.

SUBSEQUENT PURCHASE PAYMENTS

Subject to the minimum subsequent and maximum total shown on the Contract Schedule, the Contract Owner may make subsequent Purchase Payments.

ALLOCATION OF PURCHASE PAYMENTS

The allocation of the initial Net Purchase Payment is made in accordance with the selection made by the Contract Owner at the time the Contract is issued. Unless otherwise changed by Written Request by the Contract Owner, subsequent Net Purchase Payment(s) are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Contract Schedule. The Company has reserved the right to allocate initial Purchase Payments to the Money Market Sub-Account until the expiration of the Right to Examine Contract period.

SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT

The Separate Account is designated on the Contract Schedule and consists of assets set aside by the Company, which are kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-Accounts. The Sub-Accounts which are available under this Contract are listed in the Contract Schedule. The assets of the Sub-Accounts are allocated to the Eligible Investment(s) and the Series, if any, within an Eligible Investment shown on the Contract Schedule. The Company may, from time to time, add additional Eligible Investments or Series to those shown on the Contract Schedule. The Contract Owner may be permitted to transfer Contract Values or allocate Net Purchase Payments to the additional Eligible Investments or Series. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Eligible Investment(s) or any Series within an Eligible Investment become unavailable for investment by the Separate Account, or the Company deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or may substitute shares of another Eligible Investment or Series for shares already purchased under this Contract.

TMLS	8	09/01

VALUATION OF ASSETS

The assets of the Separate Account are valued at their fair market value in accordance with procedures of the Company.

ACCUMULATION UNITS

During the Accumulation Period, Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or cancelled once it receives the necessary information to completely process the transaction. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Annuity Service Center.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account was arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current Valuation Period.

The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:

A is	(i) the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the current Valuation Period; plus

(ii) any dividend per share declared on behalf of such Eligible Investment or Series that has an ex-dividend date within the current Valuation Period; less

(iii) the cumulative charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-Account.

B is	the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the immediately preceding Valuation Period.

C is	the cumulative unpaid charge for the Mortality and Expense Risk Charge, and the Administrative Charge which are shown on the Contract Schedule.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

TMLS	9	09/01

MORTALITY AND EXPENSE RISK CHARGE

Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE CHARGE

Each Valuation Period, the Company deducts an Administrative Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Contract and the Separate Account.

MORTALITY AND EXPENSE GUARANTEE

The Company guarantees that the Annuity Rates after the first Annuity Payment will not be affected by variations in mortality experience.

ANNUAL CONTRACT MAINTENANCE CHARGE

DEDUCTION FOR ANNUAL CONTRACT MAINTENANCE CHARGE

The Company deducts an Annual Contract Maintenance Charge from the Contract Value or Annuity Payments to reimburse it for expenses relating to maintenance of this Contract. The Annual Contract Maintenance Charge is shown on the Contract Schedule.

TRANSFER PROVISIONS

TRANSFERS DURING THE ACCUMULATION PERIOD

Subject to any limitations imposed by the Company on the number of transfers, shown on the Contract Schedule, that can be made during the Accumulation Period, the Contract Owner may transfer all or part of the Contract Owner’s interest in a Sub-Account by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Contract Schedule. All transfers are subject to the following:

  If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Contract Owner’s interest in the Sub-Account from which the transfer is made. However, if the Contract Owner’s entire interest in a Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If Contract Values are being transferred from more than one Sub-Account, any Transfer Fee will be allocated to those

TMLS	10	09/01

Sub-Accounts on a pro-rata basis in proportion to the amount transferred from each Sub-Account.

2.	The minimum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account is shown on the Contract Schedule.

3.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the Written Request for transfer is received at the Annuity Service Center.

TRANSFERS DURING THE ANNUITY PERIOD

During the Annuity Period, the Contract Owner may make transfers, by Written Request, as follows:

1.	The Contract Owner may make transfers between Sub-Accounts, subject to any limitations imposed by the Company on the number of transfers, shown on the Contract Schedule, that can be made. If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the next payment to be made.

2.	The Contract Owner may, once each Contract Year, make a transfer from one or more Sub-Accounts to the General Account. The Contract Owner may not make a transfer from the General Account to the Separate Account.

3.	Transfers between Sub-Accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

The amount transferred to the General Account from a Sub-Account will be based on the value of the payments being transferred from that Sub-Account. Transfers to the General Account will be made by converting the Annuity Units being transferred to purchase fixed Annuity Payments under the Annuity Option in effect and based on the Age of the Annuitant at the time of the transfer.

4.	The minimum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account is shown on the Contract Schedule. The minimum transfer amount and the minimum amount remaining are based on the value of the payments, the Annuity Option in effect and the Age of the Annuitant at the time of the transfer.

5.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

TMLS	11	09/01

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.

WITHDRAWAL PROVISIONS

WITHDRAWAL

During the Accumulation Period, the Contract Owner may, upon Written Request, make a total or partial withdrawal of the Contract Withdrawal Value. The Contract Withdrawal Value is:

  the Contract Value as of the end of the Valuation Period during which a Written Request for a withdrawal is received; less any applicable Premium Taxes not previously deducted; less the Contingent Deferred Sales Charge, if any; less

  the Withdrawal Charge, if any; less

  the Annual Contract Maintenance Charge, if any; less

  any Purchase Payments credited to the Contract when based upon payments that have not cleared the drawer bank.

A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-Account in the ratio that the Contract Owner’s interest in the Sub-Account bears to the total Contract Value. The Contract Owner must specify by Written Request in advance which Sub-Account Units are to be canceled if other than the above method is desired. If the Contract Owner makes a total withdrawal, all of the Contract Owner’s rights and interests in the Contract will terminate.

The Company will pay the amount of any withdrawal within seven (7) calendar days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the minimum amount shown on the Contract Schedule. The Contract Value which must remain in the Contract after a partial withdrawal is shown on the Contract Schedule. The Company reserves the right to limit the number of partial withdrawals that can be made from a Contract. The current number of partial withdrawals permitted is shown on the Contract Schedule.

CONTINGENT DEFERRED SALES CHARGE

A Contingent Deferred Sales Charge (CDSC) may be deducted in the event of a withdrawal of all or a portion of the Contract Value. The Free Withdrawal Amount is an amount which is not subject to the CDSC. The CDSC and Free Withdrawal Amounts are shown on the Contract Schedule.

TMLS	12	09/01

WITHDRAWAL CHARGE

A service fee (Withdrawal Charge) may be deducted in the event of a withdrawal. The Withdrawal Charge is shown on the Contract Schedule.

PROCEEDS PAYABLE ON DEATH

DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD

Upon the death of the Contract Owner or a Joint Contract Owner during the Accumulation Period, the death benefit will be paid to the Beneficiary designated by the Contract Owner. Upon the death of a Joint Contract Owner, the surviving Joint Contract Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death benefit payout options below. If the primary Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract at the then current Death Benefit Amount in his or her own name and exercise all the Contract Owner’s rights under the Contract. The right to continue the Contract by a surviving spouse can only be exercised once while the Contract is in effect. If no election is made within 60 days of receipt of due proof of death, the surviving spouse will be considered to have continued the Contract in his or her own name.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

The death benefit during the Accumulation Period will be the Contract Value determined and paid as of the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method.

DEATH BENEFIT PAYOUT OPTIONS DURING THE ACCUMULATION PERIOD

A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Contract Owner during the Accumulation Period:

Option 1 -	lump sum payment of the death benefit; or

Option 2 -	payment of the entire death benefit within 5 years of the date of the death of the Contract Owner; or

Option 3 -	payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Contract Owner or any Joint Contract Owner.

TMLS	13	09/01

Any portion of the death benefit not applied under Option 3 within one year of the date of the Contract Owner’s death must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue the Contract in his or her own name, or elect option 1 or 3 above.

If a lump sum payment is requested, the amount will be paid within seven (7) calendar days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death by the Company.

DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD

If the Contract Owner or a Joint Contract Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Contract Owner’s death. Upon the death of a Contract Owner during the Annuity Period, the Beneficiary becomes the Contract Owner.

DEATH OF ANNUITANT

Upon the death of the Annuitant, who is not a Contract Owner, during the Accumulation Period, the Contract Owner may designate a new Annuitant, subject to the Company’s underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Contract Owner will become the Annuitant. If the Contract Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Contract Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant on or after the Annuity Date, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant’s death.

PAYMENT OF DEATH BENEFIT

The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

  a certified death certificate; or

  a certified decree of a court of competent jurisdiction as to the finding of death; or

  any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable laws or regulations governing death benefit payments.

TMLS	14	09/01

BENEFICIARY

The Beneficiary designation in effect on the Issue Date will remain in effect until changed. Unless the Contract Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

  to the Primary Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; or if there are none to the Contingent Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; or if there are none to the estate of the Contract Owner.
In the event no Beneficiary designation is on record at the time of death, the beneficiary will be the estate of the Contract Owner. Beneficiaries may be named irrevocably. A change of Beneficiary requires the consent of any irrevocable Beneficiary. If an irrevocable Beneficiary is named, the Contract Owner retains all other contractual rights.

CHANGE OF BENEFICIARY

Subject to the rights of any irrevocable Beneficiary(ies), the Contract Owner may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). Any change must be made by Written Request. The change will take effect as of the date the notice is signed. The Company will not be liable for any payment made or action taken before it records the change.

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments for a withdrawal or transfer for any period when:

  the New York Stock Exchange is closed (in addition to customary weekend and holiday closings);
  trading on the New York Stock Exchange is restricted;
  an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account’s net assets; or
  during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;
provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in 2 and 3 exist.

TMLS	15	09/01

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

ANNUITANT

The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Contract Owner at the Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a Contract which is owned by a non-natural person. Any change of Annuitant is subject to the Company’s underwriting rules then in effect.

CONTRACT OWNER

The Contract Owner has all rights under this Contract. The Contract Owner is designated as such on the Issue Date, unless changed.

The Contract Owner may change owners at any time prior to the Annuity Date by Written Request. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. The change will become effective as of the date the Written Request is signed. A new designation of Contract Owner will not apply to any payment made or action taken by the Company prior to the time it was received.

JOINT CONTRACT OWNERS

The Contract can be owned by Joint Contract Owners. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

If the Contract is owned by Joint Contract Owners, the Age of the oldest Joint Contract Owner will be used to determine all applicable benefits.

Both Joint Contract Owner signatures will be required to exercise any contractual right.

ASSIGNMENT OF THE CONTRACT

A Written Request by the Contract Owner specifying the terms of an assignment of this Contract must be provided to the Annuity Service Center. Until the Written Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in this Contract by assignment, agreement, or otherwise.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with the Company’s consent.

If this Contract is assigned, the Contract Owner’s rights may only be exercised with the consent of the assignee of record.

TMLS	16	09/01

GENERAL PROVISIONS

THE CONTRACT

The entire Contract consists of this Contract, the application if any, and any riders, amendments or endorsements attached to this Contract.

CONTRACT CHANGES BY THE COMPANY

The Company reserves the right to amend this Contract to meet the requirements of any applicable federal or state laws or regulations, or as otherwise provided in this Contract. The Company will notify the Contract Owner in writing of such amendments.

Any changes to this Contract by the Company must be signed by an authorized officer of the Company. Agents of the Company have no authority to alter or modify any of the terms, conditions, agreements of this Contract, or to waive any of its provisions.

CONTRACT CHANGES BY THE CONTRACT OWNER

The Contract Owner may, subject to the Company’s underwriting rules then in effect and in accordance with the provisions of this Contract, by Written Request:

1.	change the Contract Owner;

2.	change the Annuity Date and/or the Annuity Option at any time up to thirty (30) calendar days before the current Annuity Date, provided the Annuitant is then living;

3.	change the Beneficiary; or

4.	change the Annuitant, prior to the Annuity Date.

A change of Annuitant, Annuity Date and Annuity Option will take effect on the date the Written Request is received.

The Company will not be responsible for the tax consequences of any Contract Owner change.

TMLS	17	09/01

CONTRACT TERMINATION

This Contract will terminate upon the occurrence of any of the following events:

1.	the date of the last Annuity Payment;
2.	the date payment is made of the entire Contract Value;
3.	the date of the last death benefit payment to the last Beneficiary;
4.	the date the Contract is returned under the Right to Examine Contract provision.

In addition, the Company reserves the right to terminate this Contract if:

  No Purchase Payment has been made for at least two consecutive years measured from the date we received the last Purchase Payment; and
  Each of the following amounts is less than $2,000 on the date we send notice of our election to terminate this Contract:

1.	The Contract Value less any Premium Tax deducted;
2.	The Contract Withdrawal Value; and
3.	The sum of all Purchase Payments made into the Contract adjusted for any partial withdrawals.

If the Company exercises this right, a written notice of termination will be sent to the Contract Owner at the last known address shown in our records. This notice will state that the Contract will terminate 30 days after we have mailed the notice unless we receive a Purchase Payment that brings the Contract Value (less any Premium Tax) to at least $2,000 before that time. If the Contract is terminated pursuant to the reserved right to terminate this Contract, we will pay the Contract Withdrawal Value to the Contract Owner.

INCONTESTABILITY

The Company cannot contest this Contract during the lifetime of the Contract Owner or Annuitant after it has been in force for a period of two years from the Issue Date.

MISSTATEMENT OF AGE OR SEX

If the Annuitant’s Age or sex has been incorrectly stated, the Annuity Payment payable will be that which the Contract Value, reduced by any applicable Premium Tax, Annual Contract Maintenance Charge, and Contingent Deferred Sales Charge, would have purchased at the correct Age and sex. After correction, the Annuitant will receive the sum of any underpayments made by the Company within thirty (30) calendar days. The amount of any overpayments made by the Company will be charged against the payment(s) following the correction. For any other Contract Value for which Age or sex has been incorrectly stated, such values will be adjusted to reflect the correct Age and sex.

TMLS	18	09/01

NON–BUSINESS DAYS

If the due date or Valuation Date for any activity required by the Contract falls on a non–business day for the Company, performance will be rendered on the first business day following such due date or Valuation Date.

NON-PARTICIPATING

This Contract is non-participating and will not share in any surplus earnings of the Company. No dividends are payable on this Contract.

PROTECTION OF PROCEEDS

To the extent permitted by law, all payments under this Contract shall be free from legal process and the claim of any creditor if the person is entitled to them under this Contract. No payment and no amount under this Contract can be taken or assigned in advance of its payment date unless the Company receives the Contract Owner’s written consent.

REGULATORY REQUIREMENTS

All values payable under this Contract will not be less than the minimum benefits required by the laws and regulations of the state for which the Contract is issued.

REPORTS

Each year the Company will provide to the Contract Owner an accounting of Purchase Payments, transfers, withdrawals, charges applicable to this Contract, and any other information required under state or federal law.

PREMIUM AND OTHER TAXES

Any Premium Taxes relating to this Contract may be deducted from the Purchase Payments or Contract Value when incurred. The Company will, in its sole discretion, determine when Premium Taxes have resulted from the investment experience of the Separate Account, receipt by the Company of the Purchase Payments, or commencement of Annuity Payments. The Company may, at its sole discretion, pay such Premium Taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date.

The Company will deduct any withholding taxes required by applicable law. The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient.

TMLS	19	09/01

ANNUITY PROVISIONS

ANNUITY GUIDELINES

Once the Contract reaches the Annuity Date, the following guidelines apply:

1.
The Contract Owner may elect to have all or part of the Contract Value applied to provide a Variable Annuity, a Fixed Annuity, or a combination Fixed and Variable Annuity. If a combination is elected, the Contract Owner must specify what part of the Contract Value is to be applied to the Fixed and Variable options.

2.
The amount applied to an Annuity Option on the Annuity Date, excluding any death benefit proceeds applied to an Annuity Option, is equal to the Contract Value minus any applicable Premium Tax, Annual Contract Maintenance Charge and Contingent Deferred Sales Charge shown on the Contract Schedule.

3.	The minimum amount that may be applied under any Annuity Option, and the minimum periodic Annuity Payment allowed, are set forth on the Contract Schedule in the Annuity Guideline Parameters.

4.
The Contract Owner may select an Annuity Date at the Issue Date. The Contract Owner may change the Annuity Date at any time up to thirty (30) calendar days prior to the current Annuity Date by Written Request. Any Annuity Date selected is subject to the Annuity Guideline Parameters set forth on the Contract Schedule.

5.
If no Annuity Option has been chosen at least thirty (30) calendar days before the Annuity Date, the Company will make payments to the Annuitant under Option B, with 10 years of payments guaranteed. Unless specified otherwise, the Contract Value shall be used to provide a Variable Annuity.

ANNUITY PAYMENTS

The Company will make Annuity Payments beginning on the Annuity Date, provided no death benefit has become payable and the Contract Owner has by Written Request selected an available Annuity Option and payment schedule. Except as otherwise agreed to by the Contract Owner and the Company, Annuity Payments will be payable monthly. The Annuity Option and frequency of Annuity Payments may not be changed by the Contract Owner after Annuity Payments begin. Unless the Contract Owner specifies otherwise, the payee of the Annuity Payments shall be the Annuitant.

If the amount of the Annuity Payment will depend on the Age or sex of the Annuitant, the Company reserves the right to ask for satisfactory proof of the Annuitant’s (or Joint Annuitant’s, if any) Age and sex. The Company reserves the right to delay Annuity Payments until acceptable proof is received.

TMLS	20	09/01

FIXED ANNUITY

A Fixed Annuity provides for payments which do not fluctuate based on investment performance.

The Fixed Annuity shall be determined by applying the Annuity Purchase Rates set forth in the Fixed Annuity Rate Tables below to the portion of the Contract Value allocated to the Fixed Annuity Option selected by the Contract Owner.

VARIABLE ANNUITY

A Variable Annuity provides for payments which may fluctuate based on the investment performance of the Sub–Accounts of the Separate Account. Variable Annuity Payments will be based on the allocation of the Contract Value among the Sub–Accounts.

ANNUITY UNITS AND PAYMENTS

The dollar amount of each Variable Annuity payment depends on the number of Annuity Units credited to that Annuity Option, and the value of those Units. The number of Annuity Units is determined as follows:

1.
The number of Annuity Units credited in each Sub–Account will be determined by dividing the product of the portion of the Contract Value to be applied to the Sub–Account and the Annuity Purchase Rate by the value of one Annuity Unit in that Sub–Account on the Annuity Date. The purchase rates are set forth in the Variable Annuity Rate Tables.

2.
For each Sub–Account, the amount of each Annuity Payment equals the product of the Annuitant’s number of Annuity Units and the Annuity Unit Value on the payment date. The amount of each payment may vary.

ANNUITY UNIT VALUE

The value of any Annuity Unit for each Sub-Account of the Separate Account was arbitrarily set initially at $10.

The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

1.	The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

2.
The result in (1) is then divided by an assumed investment factor. The assumed investment rate factor equals 1.00 plus the assumed investment rate for the number of days since the preceding Valuation Date. The assumed investment rate is based on an effective annual rate of 4%.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

TMLS	21	09/01

ANNUITY OPTIONS

The Contract Owner may choose periodic fixed and/or variable Annuity Payments under any of the Annuity Options described below. The Company may consent to other plans of payment in addition to those described.

The following Annuity Options are available:

Annuity Option A – Life Income

Periodic payments will be made as long as the Annuitant lives.

Annuity Option B – Life Income with Period Certain

Periodic payments will be made for a guaranteed period, or as long as the Annuitant lives, whichever is longer. The guaranteed period may be five (5), ten (10) or twenty (20) years. If the Beneficiary does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the guaranteed annuity payments remaining commuted and paid in a lump sum.

Annuity Option C – Joint and Last Survivor Annuity

Periodic payments will be made during the joint lifetime of two Annuitants continuing in the same amount during the lifetime of the surviving Annuitant.

Annuity Option D – Joint and 2/3 Survivor Annuity

Periodic payments will be made during the joint lifetime of two Annuitants. Payments will continue during the lifetime of the surviving Annuitant and will be computed on the basis of two–thirds of the annuity payment (or Units) in effect during the joint lifetime.

Annuity Option E – Period Certain Annuity

Periodic payments will be made for a specified period. The specified period must be at least five (5) years and cannot be more than thirty (30) years. If the Contract Owner does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the remaining payments commuted and paid in a lump sum or as an Annuity Option purchased at the date of such election.

TMLS	22	09/01

ANNUITY RATES

FIXED ANNUITY RATES

Notes to Tables

Table 1 - Annuity Options A and B
Table 2 - Annuity Option C
Table 3 - Annuity Option D
Table 4 - Annuity Option E

Note 1:
If the single premium immediate annuity rates offered by the Company and designated by the Company for this purpose on the Annuity Date are more favorable than the minimum guaranteed rates used to develop Tables 1, 2, 3 or 4, those rates will be used.

Note 2:
The 1983 Table “a” mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.

Note 3:	The Annuity Option rates shown in Tables 1, 2, 3, and 4 are based on an effective annual interest rate of 3%.

Note 4:	Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The following tables show Annuity Option rates based on age nearest birthday.

Note 5:	The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

TMLS	23	09/01

FIXED ANNUITY RATES TABLE 1 - OPTIONS A & B MONTHLY PAYMENT PER $1,000
MALE					FEMALE
	Life	Years Certain & Life			Life	Years Certain & Life
Age	Only	5	10	20	Only	5	10	20	Age
50	3.94	3.93	3.91	3.84	3.64	3.64	3.63	3.60	50
51	4.00	3.99	3.97	3.89	3.69	3.69	3.68	3.64	51
52	4.07	4.06	4.04	3.94	3.74	3.74	3.73	3.69	52
53	4.13	4.13	4.10	4.00	3.80	3.79	3.78	3.74	53
54	4.21	4.20	4.17	4.06	3.85	3.85	3.84	3.79	54

55	4.29	4.28	4.25	4.11	3.92	3.91	3.90	3.84	55
56	4.37	4.36	4.32	4.17	3.98	3.98	3.96	3.90	56
57	4.45	4.44	4.40	4.23	4.05	4.04	4.03	3.95	57
58	4.54	4.53	4.49	4.30	4.12	4.11	4.10	4.01	58
59	4.64	4.63	4.58	4.36	4.20	4.19	4.17	4.07	59

60	4.74	4.73	4.67	4.42	4.28	4.27	4.25	4.13	60
61	4.85	4.84	4.77	4.49	4.36	4.35	4.33	4.20	61
62	4.97	4.95	4.88	4.56	4.45	4.44	4.41	4.27	62
63	5.10	5.07	4.99	4.62	4.55	4.54	4.50	4.33	63
64	5.23	5.20	5.11	4.69	4.65	4.64	4.60	4.40	64

65	5.37	5.34	5.23	4.75	4.76	4.75	4.70	4.47	65
66	5.53	5.49	5.35	4.82	4.88	4.86	4.81	4.55	66
67	5.69	5.64	5.49	4.88	5.00	4.98	4.92	4.62	67
68	5.86	5.81	5.63	4.94	5.13	5.11	5.04	4.69	68
69	6.05	5.98	5.77	5.00	5.28	5.25	5.17	4.76	69

70	6.25	6.17	5.92	5.06	5.43	5.40	5.30	4.83	70
71	6.45	6.36	6.07	5.11	5.60	5.56	5.44	4.90	71
72	6.67	6.56	6.23	5.16	5.77	5.73	5.59	4.97	72
73	6.91	6.78	6.39	5.21	5.97	5.92	5.75	5.03	73
74	7.16	7.00	6.56	5.25	6.18	6.11	5.91	5.09	74

75	7.42	7.24	6.72	5.29	6.40	6.33	6.08	5.15	75
76	7.71	7.49	6.90	5.33	6.64	6.55	6.26	5.20	76
77	8.01	7.76	7.07	5.36	6.90	6.79	6.44	5.25	77
78	8.34	8.04	7.24	5.38	7.17	7.04	6.63	5.29	78
79	8.69	8.33	7.42	5.41	7.47	7.31	6.82	5.32	79

80	9.06	8.64	7.59	5.43	7.79	7.59	7.01	5.36	80
81	9.46	8.95	7.77	5.45	8.14	7.90	7.21	5.39	81
82	9.88	9.29	7.94	5.46	8.51	8.22	7.40	5.41	82
83	10.34	9.63	8.10	5.47	8.92	8.56	7.59	5.43	83
84	10.82	9.99	8.25	5.48	9.35	8.91	7.78	5.45	84
85	11.34	10.36	8.40	5.49	9.83	9.29	7.96	5.47	85

TMLS	24	09/01

FIXED ANNUITY RATES
TABLE 2 - OPTION C
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY
MALE	FEMALE AGE										MALE
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.11	3.18	3.24	3.30	3.34	3.38	3.40	3.42	3.43	3.44	40
45	3.15	3.24	3.33	3.41	3.48	3.54	3.58	3.61	3.63	3.65	45
50	3.18	3.29	3.41	3.52	3.63	3.72	3.79	3.84	3.88	3.90	50
55	3.21	3.33	3.48	3.63	3.77	3.91	4.02	4.11	4.18	4.22	55
60	3.22	3.36	3.53	3.71	3.91	4.10	4.28	4.43	4.55	4.63	60
65	3.24	3.39	3.57	3.78	4.02	4.28	4.55	4.79	4.99	5.14	65
70	3.24	3.40	3.59	3.83	4.11	4.44	4.79	5.16	5.50	5.77	70
75	3.25	3.41	3.61	3.86	4.17	4.55	5.00	5.51	6.01	6.47	75
80	3.25	3.42	3.62	3.88	4.21	4.64	5.16	5.80	6.51	7.22	80
85	3.25	3.42	3.63	3.90	4.24	4.69	5.27	6.03	6.94	7.94	85

MALE(1) / MALE(2) - JOINT AND LAST SURVIVOR ANNUITY
MALE(1)	MALE(2) AGE										MALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.17	3.24	3.29	3.33	3.37	3.40	3.41	3.43	3.44	3.44	40
45	3.24	3.32	3.40	3.47	3.53	3.57	3.60	3.63	3.64	3.65	45
50	3.29	3.40	3.51	3.61	3.70	3.77	3.83	3.87	3.89	3.91	50
55	3.33	3.47	3.61	3.75	3.89	4.00	4.09	4.16	4.21	4.24	55
60	3.37	3.53	3.70	3.89	4.07	4.25	4.40	4.52	4.60	4.66	60
65	3.40	3.57	3.77	4.00	4.25	4.50	4.73	4.93	5.09	5.20	65
70	3.41	3.60	3.83	4.09	4.40	4.73	5.08	5.40	5.67	5.88	70
75	3.43	3.63	3.87	4.16	4.52	4.93	5.40	5.87	6.31	6.67	75
80	3.44	3.64	3.89	4.21	4.60	5.09	5.67	6.31	6.96	7.57	80
85	3.44	3.65	3.91	4.24	4.66	5.20	5.88	6.67	7.57	8.48	85

FEMALE(1) / FEMALE(2) - JOINT AND LAST SURVIVOR ANNUITY
FEMALE(1)	FEMALE(2) AGE										FEMALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.06	3.11	3.15	3.19	3.21	3.23	3.24	3.25	3.25	3.25	40
45	3.11	3.19	3.25	3.30	3.34	3.37	3.39	3.40	3.41	3.42	45
50	3.15	3.25	3.34	3.42	3.49	3.54	3.58	3.60	3.62	3.63	50
55	3.19	3.30	3.42	3.54	3.64	3.73	3.79	3.84	3.87	3.89	55
60	3.21	3.34	3.49	3.64	3.79	3.93	4.05	4.13	4.19	4.23	60
65	3.23	3.37	3.54	3.73	3.93	4.13	4.32	4.47	4.59	4.66	65
70	3.24	3.39	3.58	3.79	4.05	4.32	4.60	4.86	5.06	5.21	70
75	3.25	3.40	3.60	3.84	4.13	4.47	4.86	5.25	5.62	5.91	75
80	3.25	3.41	3.62	3.87	4.19	4.59	5.06	5.62	6.18	6.70	80
85	3.25	3.42	3.63	3.89	4.23	4.66	5.21	5.91	6.70	7.52	85

TMLS	25	09/01

FIXED ANNUITY RATES
TABLE 3 – OPTION D
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND 2/3 ANNUITY
MALE	FEMALE AGE										FEMALE
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.21	3.26	3.31	3.35	3.38	3.40	3.42	3.43	3.44	3.44	40
45	3.30	3.37	3.43	3.49	3.54	3.58	3.61	3.63	3.64	3.65	45
50	3.40	3.48	3.57	3.65	3.73	3.79	3.84	3.87	3.90	3.91	50
55	3.50	3.60	3.71	3.82	3.93	4.03	4.11	4.17	4.21	4.24	55
60	3.61	3.73	3.86	4.00	4.15	4.30	4.43	4.53	4.61	4.67	60
65	3.73	3.86	4.02	4.19	4.39	4.59	4.79	4.97	5.11	5.22	65
70	3.86	4.01	4.19	4.40	4.64	4.91	5.20	5.48	5.73	5.92	70
75	4.00	4.16	4.36	4.60	4.89	5.23	5.61	6.03	6.42	6.76	75
80	4.14	4.31	4.53	4.80	5.13	5.54	6.03	6.59	7.19	7.74	80
85	4.27	4.46	4.69	4.99	5.36	5.83	6.42	7.14	7.97	8.82	85

MALE(1) / MALE(2) - JOINT AND 2/3 ANNUITY
MALE(1)	MALE(2) AGE										MALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.26	3.30	3.34	3.37	3.40	3.41	3.43	3.44	3.44	3.45	40
45	3.37	3.43	3.48	3.53	3.57	3.60	3.62	3.64	3.65	3.65	45
50	3.48	3.56	3.64	3.71	3.78	3.83	3.86	3.89	3.91	3.92	50
55	3.60	3.71	3.81	3.92	4.01	4.09	4.16	4.20	4.23	4.26	55
60	3.73	3.86	3.99	4.14	4.27	4.40	4.51	4.59	4.65	4.69	60
65	3.87	4.02	4.19	4.37	4.57	4.76	4.93	5.07	5.18	5.26	65
70	4.02	4.19	4.40	4.63	4.88	5.15	5.42	5.65	5.85	6.00	70
75	4.18	4.37	4.60	4.88	5.19	5.55	5.94	6.31	6.64	6.91	75
80	4.33	4.55	4.81	5.12	5.50	5.96	6.48	7.02	7.54	8.01	80
85	4.48	4.72	5.00	5.36	5.80	6.34	7.00	7.73	8.51	9.26	85

FEMALE(1) / FEMALE(2) - JOINT AND 2/3 ANNUITY
FEMALE(1)	FEMALE(2) AGE										FEMALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.12	3.16	3.19	3.21	3.23	3.24	3.24	3.25	3.25	3.25	40
45	3.21	3.26	3.31	3.34	3.37	3.39	3.40	3.41	3.42	3.42	45
50	3.30	3.37	3.43	3.49	3.54	3.57	3.60	3.61	3.63	3.63	50
55	3.40	3.48	3.57	3.66	3.73	3.79	3.83	3.87	3.89	3.90	55
60	3.50	3.60	3.72	3.83	3.94	4.04	4.12	4.18	4.22	4.24	60
65	3.61	3.73	3.87	4.02	4.17	4.32	4.46	4.57	4.64	4.69	65
70	3.74	3.88	4.04	4.22	4.42	4.64	4.85	5.03	5.18	5.29	70
75	3.88	4.03	4.22	4.43	4.69	4.97	5.28	5.59	5.86	6.06	75
80	4.03	4.20	4.40	4.65	4.95	5.31	5.73	6.19	6.64	7.03	80
85	4.19	4.37	4.59	4.87	5.22	5.65	6.18	6.81	7.49	8.16	85

TMLS	26	09/01

FIXED ANNUITY RATES
TABLE 4 - OPTION E
MONTHLY PAYMENT PER $1000

YEARS	MONTHLY INCOME
5	$17.91
6	15.14
7	13.16
8	11.68
9	10.53

10	9.61
11	8.86
12	8.24
13	7.71
14	7.26

15	6.87
16	6.53
17	6.23
18	5.96
19	5.73

20	5.51
21	5.32
22	5.15
23	4.99
24	4.84

25	4.71
26	4.59
27	4.47
28	4.37
29	4.27
30	4.18

TMLS	27	09/01

ANNUITY RATES

VARIABLE ANNUITY RATES

Notes to Tables

Table 5 - Annuity Options A and B
Table 6 - Annuity Option C
Table 7 - Annuity Option D
Table 8 - Annuity Option E

Note 1:
The 1983 Table “a” mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.

Note 2:	The Annuity Option rates shown in Tables 5, 6, 7 and 8 are based on an assumed effective annual interest rate of 4%.

Note 3:	Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The following tables show Annuity Option rates based on age nearest birthday.

Note 4:	The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

TMLS	28	09/01

VARIABLE ANNUITY RATES TABLE 5 - OPTIONS A & B MONTHLY PAYMENT PER $1,000
MALE					FEMALE
	Life	Years Certain & Life			Life	Years Certain & Life
Age	Only	5	10	20	Only	5	10	20	Age
50	4.53	4.53	4.51	4.42	4.24	4.24	4.23	4.19	50
51	4.60	4.59	4.56	4.47	4.29	4.29	4.28	4.23	51
52	4.66	4.65	4.63	4.52	4.34	4.33	4.32	4.28	52
53	4.73	4.72	4.69	4.57	4.39	4.39	4.38	4.32	53
54	4.80	4.79	4.76	4.62	4.45	4.44	4.43	4.37	54

55	4.88	4.86	4.83	4.68	4.51	4.50	4.49	4.42	55
56	4.95	4.94	4.90	4.74	4.57	4.56	4.54	4.47	56
57	5.04	5.02	4.98	4.79	4.63	4.63	4.61	4.52	57
58	5.13	5.11	5.06	4.85	4.70	4.70	4.67	4.58	58
59	5.22	5.21	5.15	4.91	4.78	4.77	4.74	4.64	59

60	5.33	5.31	5.24	4.97	4.86	4.85	4.82	4.70	60
61	5.44	5.41	5.34	5.04	4.94	4.93	4.90	4.76	61
62	5.55	5.53	5.44	5.10	5.03	5.02	4.98	4.82	62
63	5.68	5.65	5.55	5.16	5.12	5.11	5.07	4.89	63
64	5.81	5.78	5.67	5.22	5.22	5.21	5.16	4.95	64

65	5.96	5.91	5.79	5.28	5.33	5.31	5.26	5.02	65
66	6.11	6.06	5.91	5.35	5.45	5.43	5.37	5.09	66
67	6.27	6.22	6.04	5.40	5.57	5.55	5.48	5.15	67
68	6.45	6.38	6.18	5.46	5.70	5.68	5.60	5.22	68
69	6.63	6.55	6.32	5.52	5.85	5.82	5.72	5.29	69

70	6.83	6.74	6.46	5.57	6.00	5.96	5.85	5.36	70
71	7.04	6.93	6.61	5.62	6.16	6.12	5.99	5.42	71
72	7.26	7.13	6.77	5.67	6.34	6.29	6.14	5.49	72
73	7.50	7.34	6.92	5.71	6.54	6.48	6.29	5.55	73
74	7.75	7.57	7.09	5.76	6.74	6.67	6.45	5.60	74

75	8.02	7.81	7.25	5.79	6.97	6.89	6.62	5.66	75
76	8.30	8.06	7.42	5.83	7.22	7.11	6.79	5.71	76
77	8.61	8.32	7.59	5.86	7.47	7.35	6.97	5.75	77
78	8.94	8.60	7.76	5.88	7.75	7.60	7.15	5.79	78
79	9.29	8.89	7.93	5.90	8.05	7.87	7.34	5.82	79

80	9.66	9.20	8.10	5.92	8.37	8.15	7.53	5.86	80
81	10.06	9.51	8.27	5.94	8.72	8.45	7.72	5.88	81
82	10.49	9.84	8.43	5.95	9.10	8.77	7.91	5.91	82
83	10.95	10.18	8.59	5.97	9.51	9.11	8.10	5.93	83
84	11.43	10.54	8.74	5.98	9.95	9.47	8.28	5.94	84
85	11.95	10.90	8.88	5.98	10.42	9.84	8.45	5.96	85

TMLS	29	09/01

VARIABLE ANNUITY RATES
TABLE 6 - OPTION C
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY
MALE	FEMALE AGE										MALE
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.73	3.80	3.86	3.91	3.95	3.98	4.01	4.03	4.05	4.05	40
45	3.77	3.85	3.93	4.01	4.08	4.13	4.18	4.21	4.23	4.25	45
50	3.80	3.90	4.01	4.11	4.21	4.30	4.37	4.43	4.47	4.49	50
55	3.83	3.94	4.07	4.21	4.35	4.48	4.59	4.69	4.76	4.80	55
60	3.84	3.97	4.12	4.29	4.48	4.66	4.84	4.99	5.11	5.20	60
65	3.86	3.99	4.16	4.36	4.59	4.84	5.10	5.34	5.54	5.70	65
70	3.87	4.01	4.19	4.41	4.68	4.99	5.34	5.70	6.04	6.31	70
75	3.87	4.02	4.21	4.44	4.74	5.11	5.55	6.04	6.55	7.01	75
80	3.88	4.03	4.22	4.47	4.79	5.19	5.71	6.34	7.04	7.75	80
85	3.88	4.03	4.23	4.48	4.81	5.25	5.82	6.57	7.47	8.47	85

MALE(1) / MALE(2) - JOINT AND LAST SURVIVOR ANNUITY
MALE(1)	MALE(2) AGE										MALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.79	3.85	3.90	3.94	3.98	4.01	4.03	4.04	4.05	4.06	40
45	3.85	3.93	4.00	4.07	4.12	4.17	4.20	4.23	4.24	4.25	45
50	3.90	4.00	4.10	4.20	4.28	4.36	4.41	4.45	4.48	4.50	50
55	3.94	4.07	4.20	4.33	4.46	4.57	4.67	4.74	4.79	4.82	55
60	3.98	4.12	4.28	4.46	4.64	4.81	4.96	5.08	5.17	5.23	60
65	4.01	4.17	4.36	4.57	4.81	5.05	5.28	5.48	5.65	5.76	65
70	4.03	4.20	4.41	4.67	4.96	5.28	5.62	5.94	6.22	6.43	70
75	4.04	4.23	4.45	4.74	5.08	5.48	5.94	6.40	6.84	7.22	75
80	4.05	4.24	4.48	4.79	5.17	5.65	6.22	6.84	7.50	8.11	80
85	4.06	4.25	4.50	4.82	5.23	5.76	6.43	7.22	8.11	9.02	85

FEMALE(1)FEMALE(2) JOINT AND SURVIVOR ANNUITY
FEMALE(1)	FEMALE(2) AGE										FEMALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.69	3.74	3.78	3.81	3.83	3.85	3.86	3.87	3.87	3.88	40
45	3.74	3.80	3.86	3.91	3.95	3.98	4.00	4.01	4.02	4.03	45
50	3.78	3.86	3.94	4.02	4.08	4.13	4.17	4.19	4.21	4.22	50
55	3.81	3.91	4.02	4.12	4.22	4.31	4.37	4.42	4.45	4.48	55
60	3.83	3.95	4.08	4.22	4.37	4.50	4.61	4.70	4.76	4.80	60
65	3.85	3.98	4.13	4.31	4.50	4.69	4.87	5.03	5.14	5.22	65
70	3.86	4.00	4.17	4.37	4.61	4.87	5.14	5.40	5.61	5.76	70
75	3.87	4.01	4.19	4.42	4.70	5.03	5.40	5.79	6.15	6.45	75
80	3.87	4.02	4.21	4.45	4.76	5.14	5.61	6.15	6.71	7.23	80
85	3.88	4.03	4.22	4.48	4.80	5.22	5.76	6.45	7.23	8.05	85

TMLS	30	09/01

VARIABLE ANNUITY RATES
TABLE 7 - OPTION D
MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND 2/3 ANNUITY
MALE	FEMALE AGE										MALE
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.84	3.88	3.92	3.96	3.99	4.01	4.03	4.04	4.05	4.06	40
45	3.93	3.98	4.04	4.09	4.14	4.18	4.21	4.23	4.25	4.26	45
50	4.02	4.09	4.17	4.24	4.31	4.37	4.42	4.46	4.49	4.51	50
55	4.12	4.21	4.31	4.41	4.51	4.60	4.68	4.75	4.79	4.83	55
60	4.24	4.34	4.46	4.59	4.73	4.86	4.99	5.10	5.18	5.24	60
65	4.37	4.49	4.62	4.79	4.97	5.16	5.35	5.53	5.67	5.78	65
70	4.52	4.65	4.81	5.00	5.23	5.48	5.76	6.04	6.28	6.48	70
75	4.68	4.82	5.00	5.22	5.49	5.81	6.18	6.58	6.97	7.31	75
80	4.84	5.00	5.20	5.44	5.75	6.14	6.61	7.16	7.74	8.30	80
85	5.01	5.18	5.39	5.66	6.01	6.46	7.03	7.73	8.54	9.38	85

MALE(1) / MALE(2) - JOINT AND 2/3 ANNUITY
MALE(1)	MALE(2) AGE										MALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.88	3.92	3.96	3.99	4.01	4.03	4.04	4.05	4.06	4.06	40
45	3.98	4.04	4.09	4.13	4.17	4.20	4.22	4.24	4.25	4.26	45
50	4.09	4.17	4.24	4.31	4.36	4.41	4.45	4.48	4.50	4.51	50
55	4.21	4.31	4.40	4.50	4.59	4.67	4.73	4.78	4.82	4.84	55
60	4.35	4.46	4.58	4.71	4.85	4.97	5.07	5.16	5.22	5.26	60
65	4.50	4.63	4.78	4.96	5.14	5.32	5.49	5.63	5.74	5.83	65
70	4.67	4.82	5.00	5.22	5.46	5.72	5.98	6.21	6.41	6.56	70
75	4.84	5.02	5.23	5.48	5.78	6.13	6.50	6.86	7.19	7.47	75
80	5.02	5.22	5.46	5.76	6.12	6.55	7.06	7.58	8.10	8.57	80
85	5.20	5.42	5.68	6.02	6.44	6.96	7.60	8.32	9.08	9.82	85

FEMALE(1) / FEMALE(2) - JOINT AND 2/3 ANNUITY
FEMALE(1)	FEMALE(2) AGE										FEMALE(1)
AGE	40	45	50	55	60	65	70	75	80	85	AGE
40	3.76	3.79	3.81	3.83	3.85	3.86	3.87	3.87	3.88	3.88	40
45	3.83	3.88	3.92	3.95	3.98	4.00	4.01	4.02	4.03	4.03	45
50	3.92	3.98	4.04	4.09	4.13	4.17	4.19	4.21	4.22	4.23	50
55	4.01	4.09	4.17	4.24	4.31	4.37	4.42	4.45	4.47	4.49	55
60	4.12	4.21	4.31	4.42	4.52	4.61	4.69	4.75	4.79	4.82	60
65	4.24	4.35	4.47	4.60	4.75	4.89	5.02	5.12	5.20	5.26	65
70	4.38	4.50	4.64	4.81	5.00	5.20	5.40	5.59	5.73	5.84	70
75	4.54	4.67	4.84	5.04	5.27	5.54	5.84	6.14	6.40	6.61	75
80	4.72	4.87	5.05	5.28	5.56	5.90	6.30	6.75	7.19	7.58	80
85	4.90	5.07	5.27	5.53	5.85	6.26	6.77	7.39	8.05	8.71	85

TMLS	31	09/01

VARIABLE ANNUITY RATES
TABLE 8 - OPTION E
MONTHLY PAYMENT PER $1000
YEARS	MONTHLY INCOME
5	$18.35
6	15.59
7	13.62
8	12.14
9	11.00

10	10.09
11	9.34
12	8.72
13	8.20
14	7.75

15	7.37
16	7.03
17	6.74
18	6.48
19	6.24

20	6.03
21	5.85
22	5.68
23	5.52
24	5.38

25	5.26
26	5.14
27	5.03
28	4.93
29	4.84
30	4.75

TMLS	32	09/01

Notice of Annual Meeting:

The Contract Owner is hereby notified that by virtue of this Contract he or she is a member of Massachusetts Mutual Life Insurance Company and is entitled to vote either in person or by proxy at any and all meetings of said Company. The annual meetings are held at its Home Office, in Springfield, Massachusetts, on the second Wednesday of April in each year at 2 o’clock p.m.

INDIVIDUAL VARIABLE DEFERRED ANNUITY CONTRACT

WITH FLEXIBLE PURCHASE PAYMENTS

Non-participating

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TMLS	33	09/01

CONTRACT SCHEDULE

CONTRACT NUMBER: [ ]	ANNUITY DATE: [Max Age = 100 (90NY)]

ISSUE DATE: [10/01/01]	CONTRACT SCHEDULE DATE: [10/01/2001]

PRODUCT VERSION: [ CUSTOM PLAN ]

CONTRACT OWNER: [ ]
AGE AND SEX: [ Maximum Age 90 (85NY) ]

JOINT OWNER: [ ]
AGE AND SEX: [ Maximum Age 90 (85NY) ]

ANNUITANT: [ ]
AGE AND SEX: [Maximum Age 90 (85NY) ]

BENEFICIARY:	As designated by the Contract Owner at the Issue Date, or as otherwise changed or provided in accordance with the Contract.

PURCHASE PAYMENTS

Initial Purchase Payment: [$XXX,XXX.XX]

Minimum Subsequent Purchase Payment: [$250, or, if the automatic investment plan option is elected, $100.]

Maximum Total Purchase Payments: [For Contract Owners up to Age 75 on the Issue Date, the maximum total Purchase Payments are $1,000,000; for Contract Owners over Age 75 on the Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be pre-approved by the Company. For Joint Contract Owners, Age refers to the oldest Joint Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.]

Allocation Guidelines:

1.
[There are currently no limitations on the number of Sub-Accounts that can be selected by a Contract Owner. However, we reserve the right to limit the number of investment choices that you may invest in to a maximum of 18 at any one time.

2.	Contract Owners can have Purchase Payments allocated to the Fixed Account(s). The minimum amount of any allocation to the Long Term Fixed Account is $1,000.

3.

If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received in good order. ]

TMLS-CAF	4A	09-01

TRANSFERS

Number of Transfers: [Subject to the conditions imposed on such transfers by the Company, Contract Owners may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period. The Company reserves the right to further limit the number of transfers in the future. We reserve the right to restrict transfers initiated by a market-timing organization, or individual, or other party authorized to give transfer instructions on behalf of the Contract Owner(s).]

Free Transfers: [12 per calendar year during the Accumulation Period; 6 per calendar year during the Annuity Period. All transfers made during a Valuation Period are deemed to be one transfer.]

Transfer Fee: [The Transfer fee will not exceed $20 for each transfer beyond the 12 free unscheduled transfers allowed per calendar year. In addition, all transfers made as a result of a dollar cost averaging program, rebalancing program, interest sweep program, automatic voice response system, or the internet will be considered as free scheduled transfers that do not count toward the 12 free unscheduled transfers. ]

Minimum and Maximum Amount to be Transferred: [The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account(s) during the Accumulation Period) or the Contract Owner’s entire interest in the Sub-Account or Fixed Account(s), if less. This requirement is waived if the transfer is made in connection with the rebalancing, interest sweep or dollar cost averaging programs. The minimum amount of any allocation to the LT Fixed Account is $1,000.

Transfers out of the Fixed Account(s) excluding the DCA Fixed Account(s) during the first Contract Year are limited in amount to thirty percent (30%) of the Contract Value allocated to the Fixed Account(s) determined as of the time of the first transfer. Transfers out of the Fixed Account(s), excluding LT Fixed Account and the DCA Fixed Account(s), during any subsequent Contract Year are limited in amount to thirty percent (30%) of the Contract Value allocated to the Fixed Account(s) determined as of the end of the previous Contract Year. Transfers out of the Fixed Account(s) are done on a first-in-first-out basis and are subject to any restrictions attributable to the Fixed Account(s). The entire Contract Value allocated to the Fixed Account(s) may be transferred in the fourth Contract Year following 30% transfers in each of the immediately preceding three Contract Years, provided that Purchase Payments or Transfers have not been applied to the Fixed Account(s) from the time the first annual transfer was made.

Transfers between Competing Accounts are not allowed except as provided below. The Fixed Account(s) and the money market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into that same account or any other Competing Account. However, transfers may be made from the money market Sub-Account to the Fixed Account(s) without regard to the Competing Accounts restrictions.]

Minimum Amount Which Must Remain In a Sub-Account or the Fixed Account(s) After a Transfer: [$1,000; or if the entire amount in the Sub-Account or Fixed Account(s) is less than $1,000, the entire amount must be transferred.]

WITHDRAWALS

Contingent Deferred Sales Charge (CDSC): [A Contingent Deferred Sales Charge is assessed against the amount of the Contract Value withdrawn or applied to an Annuity Option. The charge is calculated at the time of each withdrawal or annuitization. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Sub-Accounts and Fixed Account(s) in the same

TMLS-CAF	4B	09-01

proportion that the amount of withdrawal from the Sub-Account or Fixed Account(s) bears to the total of the partial withdrawal.

Contract Year

Charge

[1-2	8%
3	7%
4	6%
5	5%
6	4%
7	3%
8	2%
9	1%
10 and thereafter	0%]

Free Withdrawal Amount:

[During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.]

Withdrawal Charge: [None]

Minimum Partial Withdrawal: [$250]

Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal: [Qualified Plan: $2,000; Non-Qualified Plan: $5,000]

Number of Partial Withdrawals Permitted: [No Limit]

ANNUITY GUIDELINE PARAMETERS

1.
[If the amount to be applied under an Annuity Option is less than $2,000 for a full annuitization, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments. The Company reserves the right to limit the number of partial annuitizations to a maximum of one per Contract Year. The minimum amount for a partial annuitization is $10,000.

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than five years after the Issue Date.

3.	The latest permitted Annuity Date is the earlier of:
	(a)	the 100th birthday of the Annuitant or the oldest Joint Annuitant;
	(b)	the latest date permitted under state law; or
	(c)	the 100th birthday of the Contract Owner or the oldest Joint Owner.]

TMLS-CAF	4C	09-01

CONTRACT CHARGES

TYPE	DESCRIPTION/ AMOUNT
Mortality And Expense Risk Charge
[The current charge is equal on an annual basis to 0.75% of the average daily net asset value of the Separate Account.] The maximum charge is equal on an annual basis to 1.50% of the average daily net asset value of the Separate Account.

Administrative Charge
[The current charge is equal on an annual basis to 0.15% of the average daily net asset value of the Separate Account.] The maximum Administrative Charge will not exceed 0.25% of the average daily net asset value of the Separate Account.

Annual Contract Maintenance Charge
[Currently there is no charge deducted each Contract Year.] The maximum charge will not exceed $60.00 per Contract Year.

[This charge will be deducted at the end of each Contract Year from the Sub-Accounts and the Fixed Account(s) in the same proportion that the amount of the Contract Value in each Sub-Account or Fixed Account(s) bears to the total Contract Value.

During the Annuity Period, the Annual Contract Maintenance Charge will be deducted pro-rata from Annuity Payments regardless of Contract size and will result in a reduction of each Annuity Payment.]

TMLS-CAF	4D	09-01

CONTRACT CHARGES FOR OPTION(S) SELECTED

TYPE	DESCRIPTION/ AMOUNT
3 Year Reset Death Benefit Charge	[The current charge is equal to 0.10%.] The maximum charge will not exceed 0.20% for Ages 18-60; 0.30% for Ages 61-70; 0.70% for Ages 71 and older.
5 % Roll-Up Death Benefit Charge	[The current charge is equal to 0.40%.] The maximum charge will not exceed 0.50% for Ages 18-60; 0.75% for Ages 61-70; 1.20% for Ages 71 and older.
Annual Ratchet Death Benefit Charge	[The current charge is equal to 0.25%.] The maximum charge will not exceed 0.35% for Ages 18-60; 0.55% for Ages 61-70; 0.80% for Ages 71 and older.
Combination Annual Ratchet and Roll-Up Death Benefit Charge	[The current charge is equal to 0.45%.] The maximum charge will not exceed 0.50% for Ages 18-60; 0.80% for Ages 61-70; 1.25% for Ages 71 and older.
Earnings Enhancement Death Benefit Charge	[The current charge is equal to 0.15% if the Death Benefit Rider with Combination Annual Ratchet/Roll-Up Feature is in effect.] The maximum charge will not exceed 0.45%.
Guaranteed Minimum Income Benefit Charge	[The current charge for the 5% Roll-Up Option is equal to 0.35%.] The maximum charge will not exceed 0.55%.
Guaranteed Minimum Accumulation Benefit Charge	[The current charge for the Return of Purchase Payment Option is equal to 0.35%] The maximum charge will not exceed 0.50%.
Nursing Home Benefit Charge	[The current charge is equal to 0.05%.] The maximum charge will not exceed 0.10%.
Equalizer Benefit Charge	[The current charge is equal to 0.50%.] The maximum charge will not exceed 0.60%.
Charge for Selection of Enhanced Free Withdrawals
[The current charge is 0.25% for the option which provides for free withdrawals of 10% of Purchase Payments in the first Contract Year and 20% of Contract Value thereafter.] The maximum charge will not exceed 0.25%.

Charge for Selection of 5 Year CDSC Option	[The current charge is equal to 0.20%.] The maximum charge will not exceed 0.20%.

CONTRACT CREDITS

TYPE	DESCRIPTION/ AMOUNT
Persistency Credit
At the end of each Contract Year following the last Contract Year that a CDSC would apply, the Company will calculate a credit in the amount of [0.10% of the Contract Value and apply that credit on the immediately following Contract Anniversary.] The minimum credit is 0.02%

Case Size Credit	On each Contract Anniversary while the Contract is in effect, the Company will increase the Contract Value subject to the following conditions:
	1.	If the Average Contract Value for a given Contract Year is at least [$250,000 and less than $1,000,000], the Company will credit [0.08%] based on the Contract Value as of the end of the Contract Year.
	2.	If the Average Contract Value for a given Contract Year is at least [$1,000,000], the Company will credit [0.12%] based on the Contract Value as of the end of the Contract Year.
	3.	For any Contract Year, the Average Contract Value is

TMLS-CAF	4E	09-01

calculated based on the average of the Contract Values attributable to the end of each quarterly period of such Contract Year.
Electronic Document Delivery Credit
For any Contract Year prior to [2008], in which the Contract Owner is participating in any electronic document delivery program offered by the Company for this product on a Contract Anniversary Date, a [$24] credit will be applied on such Contract Anniversary. The Company reserves the right to continue, modify or discontinue this benefit for any Contract Year after [2007].

Mortality And Expense Risk Credit	[ None]
Administrative Credit	[ None]

CONTRACT CREDITS FOR OPTION(S) SELECTED
Credit for 9 Year CDSC option	[The current credit is equal to 0.10%]. The minimum credit is equal to 0.10%.
Credit for Contract Value Death Benefit option	[The current credit is equal to 0.05%.] The minimum credit is 0.02%.

TMLS-CAF	4F	09-01

RIDER	RIDER EFFECTIVE DATE
[Custom Plan Options Rider]	[10/01/01]
[Fixed Account with Declared Interest Rate Rider ]	[10/01/01]
[Fixed Account for Dollar Cost Averaging Rider]	[10/01/01]
[Fixed Account with Long Term Guarantee Rider]	[10/01/01]
[Individual Retirement Annuity Rider]	[10/01/01]
[Roth Individual Retirement Annuity Rider]	[10/01/01]
[Qualified Plan Rider]	[10/01/01]
[SIMPLE IRA Rider]	[10/01/01]
[Unisex Annuity Rates Contract Rider]	[10/01/01]
[Basic Death Benefit Rider ]	[10/01/01]
[Death Benefit Rider with Reset Feature]	[10/01/01]
[Death Benefit Rider with Roll-Up Feature]	[10/01/01]
[Death Benefit Rider with Annual Ratchet Feature]	[10/01/01]
[Death Benefit Rider with Combination Ratchet/Roll-up Feature]	[10/01/01]
[Earnings Enhancement Supplemental Death Benefit Rider]	[10/01/01]
[Guaranteed Minimum Accumulation Benefit Rider]	[10/01/01]
[Guaranteed Minimum Income Benefit Rider]	[10/01/01]
[Nursing Home Benefit Rider]	[10/01/01]
[Equalizer Benefit Rider]	[10/01/01]

ANNUITY SERVICE CENTER:

Massachusetts Mutual Life Insurance Company
[Annuity Service Center
P.O. Box 9067
Springfield, MA 01102-9067]

TMLS-CAF	4G	09-01

FIXED ACCOUNT(S)

FIXED ACCOUNT(S):
The Minimum Guaranteed Interest Rate is 3%.

SEPARATE ACCOUNT(S):
[Massachusetts Mutual Variable Annuity Separate Account 4.]

Eligible Investments, Series:	Sub-Accounts:

[American Century Variable Portfolios, Inc.
American Century VP Income & Growth Fund	American Century VP Income & Growth
American Century VP Value Fund	American Century VP Value

Calvert Variable Series, Inc.
Calvert Social Balanced Portfolio	Calvert Social Balanced

Deutsche Asset Management VIT Funds
Deutsche VIT EAFE® Equity Index Fund	Deutsche VIT EAFE® Equity Index
Deutsche VIT SM all Cap Index Fund	Deutsche VIT Small Cap Index

Fidelity® Variable Insurance Products Fund
VIP Growth Portfolio - Service Class	Fidelity® VIP Growth

Fidelity® Variable Insurance Products Fund II
VIP II Contrafund® Portfolio - Initial Class	Fidelity® VIP II Contrafund®

Fidelity® Variable Insurance Products Fund III
VIP III Growth Opportunities Portfolio - Service Class	Fidelity® VIP III Growth Opportunities

Franklin Templeton Variable Insurance Products Trust
Templeton International Securities Fund –	Templeton International Securities
Class 2 shares

INVESCO Variable Investment Funds, Inc.
INVESCO VIF - Financial Services Fund	INVESCO VIF - Financial Services
INVESCO VIF - Health Sciences Fund	INVESCO VIF - Health Sciences
INVESCO VIF - Technology Fund	INVESCO VIF - Technology

Janus Aspen Series
Janus Aspen Balanced Portfolio	Janus Aspen Balanced
Janus Aspen Capital Appreciation Portfolio	Janus Aspen Capital Appreciation
Janus Aspen Worldwide Growth Portfolio	Janus Aspen Worldwide Growth

MFS® Variable Insurance TrustSM
MFS® Investors Trust Series	MFS® Investors Trust
MFS® New Discovery Series	MFS® New Discovery

TMLS-CAF	4H	09-01

MML Series Investment Fund
MML Blend Fund	MML Blend
MML Emerging Growth Fund	MML Emerging Growth
MML Enhanced Index Core Equity Fund	MML Enhanced Index Core Equity
MML Equity Fund	MML Equity
MML Equity Index Fund - Class I shares	MML Equity Index
MML Growth Equity Fund	MML Growth Equity
MML Large Cap Value Fund	MML Large Cap Value
MML Managed Bond Fund	MML Managed Bond
MML OTC 100	MML OTC 100
MML Small Cap Growth Equity Fund	MML Small Cap Growth Equity
MML Small Cap Value Equity Fund	MML Small Cap Value Equity
MML Small Company Opportunities Fund	MML Small Company Opportunities

Oppenheimer Variable Account Funds
Oppenheimer Aggressive Growth Fund/VA	Oppenheimer Aggressive Growth
Oppenheimer Capital Appreciation Fund/VA	Oppenheimer Capital Appreciation
Oppenheimer Global Securities Fund/VA	Oppenheimer Global Securities
Oppenheimer High Income Fund/VA	Oppenheimer High Income
Oppenheimer Main Street® Growth & Income Fund/VA	Oppenheimer Main Street® Growth & Income
Oppenheimer Money Fund/VA	Oppenheimer Money
Oppenheimer Multiple Strategies Fund/VA	Oppenheimer Multiple Strategies
Oppenheimer Strategic Bond Fund/VA	Oppenheimer Strategic Bond

Panorama Series Fund, Inc.
Oppenheimer International Growth Fund/VA	Oppenheimer International Growth
Panorama Growth Portfolio	Panorama Growth
Panorama Total Return Portfolio	Panorama Total Return

T. Rowe Price Equity Series, Inc.
T. Rowe Price Equity Income Portfolio	T. Rowe Price Equity Income
T. Rowe Price Blue Chip Growth	T. Rowe Price Blue Chip Growth
T. Rowe Price Mid-Cap Growth Portfolio	T. Rowe Price Mid-Cap Growth]

TMLS-CAF	4I	09-01

FIXED ACCOUNT MINIMUM CONTRACT WITHDRAWAL VALUES

Contract Year	Table 1 Minimum Contract Values	Table 2 Minimum Contract Withdrawal V Values	Table 3 Minimum Contract Values	Table 4 Minimum Contract Withdrawal Values
1	[51,311.25	47,606.35	1,994.85	1,851.26
2	52,658.46	49,266.76	4,044.41	3,752.77
3	54,042.62	50,996.85	6,150.18	5,776.29
4	55,464.74	52,785.37	8,313.70	7,888.68
5	56,925.86	54,634.21	10,536.55	10,092.86
6	58,427.05	56,545.38	12,820.36	12,391.84
7	59,969.41	58,520.89	15,166.81	14,788.73
8	61,554.07	60,562.87	17,577.61	17,286.73
9	63,182.19	62,673.48	20,054.53	19,889.14
10	65,017.66	65,017.66	22,656.16	22,656.16
11	66,908.19	66,908.19	25,335.85	25,335.85
12	68,855.43	68,855.43	28,095.92	28,095.92
13	70,861.10	70,861.10	30,938.80	30,938.80
14	72,926.93	72,926.93	33,866.97	33,866.97
15	75,054.74	75,054.74	36,882.97	36,882.97
16	77,246.38	77,246.38	39,989.46	39,989.46
17	79,503.77	79,503.77	43,189.15	43,189.15
18	81,828.89	81,828.89	46,484.82	46,484.82
19	84,223.75	84,223.75	49,879.37	49,879.37
20	86,690.46	86,690.46	53,375.75	53,375.75]

These tables illustrate the Fixed Account Minimum Contract Withdrawal Value determined at the end of each Contract Year based on the following assumptions:

1.	Tables 1 and 2 are based on a single Purchase Payment of $50,000 on the Contract Issue Date.
2.	Tables 3 and 4 are based on an initial Purchase Payment of $2,000 on the Contract Issue Date, followed by annual Purchase Payments of $2,000 on contract anniversaries.
3.	[9 year Contingent Deferred Sales Charge as specified on the Contract Schedule.]
4.	[Free Withdrawal Amounts as specified on the Contract Schedule. ]
5.	Purchase Payment(s) are made to the Fixed Account only.
6.	Minimum Guaranteed Interest Rate of 3% is credited each year.
7.	The maximum Annual Contract Maintenance Charge of $60 is withdrawn from the Contract Value at the end of each Contract Year.
8.	No prior Partial Surrenders and/or Transfers have been made to or from the Fixed Account.
9.	Charges other than those listed above are not reflected in any minimum contract withdrawal values.

TMLS-CAF	4J	GV-9
09-01

CONTRACT SCHEDULE

CONTRACT NUMBER: [ ]	ANNUITY DATE: [Max Age = 100 (90NY)]

ISSUE DATE: [10/01/01]	CONTRACT SCHEDULE DATE: [10/01/2001]

PRODUCT VERSION: [ PACKAGE PLAN I, II or III)]

CONTRACT OWNER: [ ]
AGE AND SEX: [ Maximum Age 90 (85NY) ]

JOINT OWNER: [ ]
AGE AND SEX: [ Maximum Age 90 (85NY) ]

ANNUITANT: [ ]
AGE AND SEX: [Maximum Age 90 (85NY) ]

BENEFICIARY:	As designated by the Contract Owner at the Issue Date, or as otherwise changed or provided in accordance with the Contract.

PURCHASE PAYMENTS

Initial Purchase Payment: [$XXX,XXX.XX]
[Qualified - $2,000 Minimum; Non-Qualified - $15,000 Minimum ]

Minimum Subsequent Purchase Payment: [$250, or, if the automatic investment plan option is elected, $100.]

Maximum Total Purchase Payments: [For Contract Owners up to Age 75 on the Issue Date, the maximum total Purchase Payments are $1,000,000; for Contract Owners over Age 75 on the Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be pre-approved by the Company. For Joint Contract Owners, Age refers to the oldest Joint Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.]

Allocation Guidelines:

1.
[There are currently no limitations on the number of Sub-Accounts that can be selected by a Contract Owner. However, we reserve the right to limit the number of investment choices that you may invest in to a maximum of 18 at any one time.

2.	Contract Owners can have Purchase Payments allocated to the Fixed Account(s). The minimum amount of any allocation to the Long Term Fixed Account is $1,000.

3.
If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received in good order.]

TMLS-PKG	4A	09-01

TRANSFERS

Number of Transfers: [Subject to the conditions imposed on such transfers by the Company, Contract Owners may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period. The Company reserves the right to further limit the number of transfers in the future. We reserve the right to restrict transfers initiated by a market-timing organization, or individual, or other party authorized to give transfer instructions on behalf of the Contract Owner(s).]

Free Transfers: [12 per calendar year during the Accumulation Period; 6 per calendar year during the Annuity Period. All transfers made during a Valuation Period are deemed to be one transfer.]

Transfer Fee: [The Transfer fee will not exceed $20 for each transfer beyond the 12 free unscheduled transfers allowed per calendar year. In addition, all transfers made as a result of a dollar cost averaging program, rebalancing program, interest sweep program, automatic voice response system, or the internet will be considered as free scheduled transfers that do not count toward the 12 free unscheduled transfers. ]

Minimum and Maximum Amount to be Transferred: [The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account(s) during the Accumulation Period) or the Contract Owner’s entire interest in the Sub-Account or Fixed Account(s), if less. This requirement is waived if the transfer is made in connection with the rebalancing, interest sweep or dollar cost averaging programs. The minimum amount of any allocation to the LT Fixed Account is $1,000.

Transfers out of the Fixed Account(s) excluding the DCA Fixed Account(s) during the first Contract Year are limited in amount to thirty percent (30%) of the Contract Value allocated to the Fixed Account(s) determined as of the time of the first transfer. Transfers out of the Fixed Account(s), excluding the LT Fixed Account and DCA Fixed Account(s), during any subsequent Contract Year are limited in amount to thirty percent (30%) of the Contract Value allocated to the Fixed Account(s) determined as of the end of the previous Contract Year. Transfers out of the Fixed Account(s) are done on a first-in-first-out basis and are subject to any restrictions attributable to the Fixed Account(s). The entire Contract Value allocated to the Fixed Account(s) may be transferred in the fourth Contract Year following 30% transfers in each of the immediately preceding three Contract Years, provided that Purchase Payments or Transfers have not been applied to the Fixed Account(s) from the time the first annual transfer was made.

Transfers between Competing Accounts are not allowed except as provided below. The Fixed Account(s) and the money market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into that same account or any other Competing Account. However, transfers may be made from the money market Sub-Account to the Fixed Account(s) without regard to the Competing Accounts restrictions.]

Minimum Amount Which Must Remain In a Sub-Account or the Fixed Account(s) After a Transfer: [$1,000; or if the entire amount in the Sub-Account or Fixed Account(s) is less than $1,000, the entire amount must be transferred.]

TMLS-PKG	4B	09-01

WITHDRAWALS

Contingent Deferred Sales Charge: [A Contingent Deferred Sales Charge is assessed against the amount of the Contract Value withdrawn or applied to an Annuity Option. The charge is calculated at the time of each withdrawal or annuitization. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Sub-Accounts and Fixed Account(s) in the same proportion that the amount of withdrawal from the Sub-Account or Fixed Account(s) bears to the total of the partial withdrawal.

Contract Year	Charge
1-3	7%
4	6%
5	5%
6	4%
7	3%
8 and thereafter	0%]

Free Withdrawal Amount: [During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.] ]

Withdrawal Charge: [None]

Minimum Partial Withdrawal: [$250]

Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal:
[Qualified Plan: $2,000; Non-Qualified Plan: $5,000]

Number Of Partial Withdrawals Permitted: [No Limit]

ANNUITY GUIDELINE PARAMETERS

1.
[If the amount to be applied under an Annuity Option is less than $2,000 for a full annuitization, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments. The Company reserves the right to limit the number of partial annuitizations to a maximum of one per Contract Year. The minimum amount for a partial annuitization is $10,000.

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than five years after the Issue Date.

3.	The latest permitted Annuity Date is the earlier of:

(a)	the 100th birthday of the Annuitant or the oldest Joint Annuitant;
(b)	the latest date permitted under state law; or
(c)	the 100th birthday of the Contract Owner or the oldest Joint Owner.]

TMLS-PKG	4C	09-01

CONTRACT CHARGES

TYPE	DESCRIPTION/ AMOUNT
Mortality And Expense Risk Charge

[The current charge is equal on an annual basis to 0.75% of the average daily net asset value of the Separate Account.]

[The current charge is equal on an annual basis to 1.05% of the average daily net asset value of the Separate Account.]

[The current charge is equal on an annual basis to 1.35% of the average daily net asset value of the Separate Account.]

The maximum charge is equal on an annual basis to 1.50% of the average daily net asset value of the Separate Account.

Administrative Charge	[The current charge is equal on an annual basis to 0.15% of the average daily net asset value of the Separate Account.]

The maximum Administrative Charge will not exceed 0.25% of the average daily net asset value of the Separate Account.
Annual Contract Maintenance Charge

[Currently there is no charge deducted each Contract Year.] The maximum charge will not exceed $60.00 per Contract Year.

This charge will be deducted at the end of each Contract Year from the Sub-Accounts and the Fixed Account(s) in the same proportion that the amount of the Contract Value in each Sub-Account or Fixed Account(s) bears to the total Contract Value.

During the Annuity Period, the Annual Contract Maintenance Charge will be deducted pro-rata from Annuity Payments regardless of Contract size and will result in a reduction of each Annuity Payment.]

TMLS-PKG	4D	09-01

CONTRACT CREDITS

TYPE	DESCRIPTION/ AMOUNT
Case Size Credit
On each Contract Anniversary while the Contract is in effect, the Company will increase the Contract Value subject to the following conditions:
1. If the Average Contract Value for a given Contract Year is at least [$250,000 and less than $1,000,000], the Company will credit [0.08%] based on the Contract Value as of the end of the Contract Year.
2. If the Average Contract Value for a given Contract Year is at least [$1,000,000], the Company will credit [0.12%] based on the Contract Value as of the end of the Contract Year.
For any Contract Year, the Average Contract Value is calculated based on the average of the Contract Values attributable to the end of each quarterly period of such Contract Year.

Electronic Document Delivery Credit
For any Contract Year prior to [2008], in which the Contract Owner is participating in any electronic document delivery program offered by the Company for this product on a Contract Anniversary Date, a [$24] credit will be applied on such Contract Anniversary. The Company reserves the right to continue, modify or discontinue this benefit for any Contract Year after [2007].

Mortality And Expense Risk Credit	[ None]
Administrative Credit	[ None]

TMLS-CAF	4E	09-01

RIDERS	RIDER EFFECTIVE DATE
[Package Plan Options Rider	[10/01/01]
[Fixed Account with Declared Interest Rate Rider]	[10/01/01]
[Fixed Account for Dollar Cost Averaging Rider]	[10/01/01]
[Fixed Account with Long Term Guarantee Rider]	[10/01/01]
[Individual Retirement Annuity Rider]	[10/01/01]
[Roth Individual Retirement Annuity Rider]	[10/01/01]
[SIMPLE IRA Rider]	[10/01/01]
[Qualified Plan Rider]	[10/01/01]
[Unisex Annuity Rates Contract Rider]	[10/01/01]
[Basic Death Benefit Rider ]	[10/01/01]
[Death Benefit Rider with Roll-Up Feature]	[10/01/01]
[Death Benefit Rider with Annual Ratchet Feature]	[10/01/01]
[Earnings Enhancement Death Benefit Rider]	[10/01/01]
[Nursing Home Benefit Rider]	[10/01/01]

ANNUITY SERVICE CENTER:
Massachusetts Mutual Life Insurance Company
[Annuity Service Center P.O. Box 9067 Springfield, MA 01102-9067]

TMLS-PKG	4F	09-01

FIXED ACCOUNT(S)

FIXED ACCOUNT(S)
The Minimum Guaranteed Interest Rate is 3%.

SEPARATE ACCOUNT(S)
[Massachusetts Mutual Variable Annuity Separate Account 4]

Eligible Investments, Series:	Sub-Accounts:

[American Century Variable Portfolios, Inc.
American Century VP Income & Growth Fund	American Century VP Income & Growth
American Century VP Value Fund	American Century VP Value

Calvert Variable Series, Inc.
Calvert Social Balanced Portfolio	Calvert Social Balanced

Deutsche Asset Management VIT Funds
Deutsche VIT EAFE® Equity Index Fund	Deutsche VIT EAFE® Equity Index
Deutsche VIT Small Cap Index Fund	Deutsche VIT Small Cap Index

Fidelity® Variable Insurance Products Fund
VIP Growth Portfolio - Service Class	Fidelity® VIP Growth

Fidelity® Variable Insurance Products Fund II
VIP II Contrafund® Portfolio - Initial Class	Fidelity® VIP II Contrafund®

Fidelity® Variable Insurance Products Fund III
VIP III Growth Opportunities Portfolio - Service Class	Fidelity® VIP III Growth Opportunities

Franklin Templeton Variable Insurance Products Trust
Templeton International Securities Fund –	Templeton International Securities
Class 2 Shares

INVESCO Variable Investment Funds, Inc.
INVESCO VIF - Financial Services Fund	INVESCO VIF - Financial Services
INVESCO VIF - Health Sciences Fund	INVESCO VIF - Health Sciences
INVESCO VIF - Technology Fund	INVESCO VIF - Technology

Janus Aspen Series
Janus Aspen Balanced Portfolio	Janus Aspen Balanced
Janus Aspen Capital Appreciation Portfolio	Janus Aspen Capital Appreciation
Janus Aspen Worldwide Growth Portfolio	Janus Aspen Worldwide Growth

MFS® Variable Insurance TrustSM
MFS® Investors Trust Series	MFS® Investors Trust
MFS® New Discovery Series	MFS® New Discovery

TMLS-PKG	4Q	09-01

MML Series Investment Fund
MML Blend Fund	MML Blend
MML Emerging Growth Fund	MML Emerging Growth
MML Enhanced Index Core Equity Fund	MML Enhanced Index Core Equity
MML Equity Fund	MML Equity
MML Equity Index Fund - Class I shares	MML Equity Index
MML Growth Equity Fund	MML Growth Equity
MML Large Cap Value Fund	MML Large Cap Value
MML Managed Bond Fund	MML Managed Bond
MML OTC 100 Fund	MML OTC 100
MML Small Cap Growth Equity Fund	MML Small Cap Growth Equity
MML Small Cap Value Equity Fund	MML Small Cap Value Equity
MML Small Company Opportunities Fund	MML Small Company Opportunities

Oppenheimer Variable Account Funds
Oppenheimer Aggressive Growth Fund/VA	Oppenheimer Aggressive Growth
Oppenheimer Capital Appreciation Fund/VA	Oppenheimer Capital Appreciation
Oppenheimer Global Securities Fund/VA	Oppenheimer Global Securities
Oppenheimer High Income Fund/VA	Oppenheimer High Income
Oppenheimer Main Street® Growth & Income Fund/VA	Oppenheimer Main Street® Growth & Income
Oppenheimer Money Fund/VA	Oppenheimer Money
Oppenheimer Multiple Strategies Fund/VA	Oppenheimer Multiple Strategies
Oppenheimer Strategic Bond Fund/VA	Oppenheimer Strategic Bond

Panorama Series Fund, Inc.
Oppenheimer International Growth Fund/VA	Oppenheimer International Growth
Panorama Growth Portfolio	Panorama Growth
Panorama Total Return Portfolio	Panorama Total Return

T. Rowe Price Equity Series, Inc.
T. Rowe Price Equity Income Portfolio	T. Rowe Price Equity Income
T. Rowe Price Blue Chip Growth Portfolio	T. Rowe Price Blue Chip Growth
T. Rowe Price Mid-Cap Growth Portfolio	T. Rowe Price Mid-Cap Growth ]

TMLS-PKG	4H	09-01

FIXED ACCOUNT MINIMUM CONTRACT WITHDRAWAL VALUES

Contract Year	Table 1 Minimum Contract Values	Table 2 Minimum Contract Withdrawal Values	Table 3 Minimum Contract Values	Table 4 Minimum Contract Withdrawal Values
1	51,440.00	48,189.20	2,000.00	1,874.00
2	52,923.20	49,578.66	4,060.00	3,789.80
3	54,450.90	51,009.80	6,181.80	5,777.49
4	56,024.42	52,989.66	8,367.25	7,902.31
5	57,645.16	55,043.02	10,618.27	10,129.19
6	59,314.51	57,172.51	12,936.82	12,461.82
7	61,033.95	59,380.87	15,324.92	14,903.99
8	62,804.96	62,804.96	17,784.67	17,784.67
9	64,629.11	64,629.11	20,318.21	20,318.21
10	66,507.99	66,507.99	22,927.76	22,927.76
11	68,443.23	68,443.23	25,615.59	25,615.59
12	70,436.52	70,436.52	28,384.06	28,384.06
13	72,489.62	72,489.62	31,235.58	31,235.58
14	74,604.31	74,604.31	34,172.65	34,172.65
15	76,782.44	76,782.44	37,197.83	37,197.83
16	79,025.91	79,025.91	40,313.76	40,313.76
17	81,336.69	81,336.69	43,523.18	43,523.18
18	83,716.79	83,716.79	46,828.87	46,828.87
19	86,168.29	86,168.29	50,233.74	50,233.74
20	88,693.34	88,693.34	53,740.75	53,740.75

These tables illustrate the Fixed Account Minimum Contract Withdrawal Value determined at the end of each Contract Year based on the following assumptions:

1.	Tables 1 and 2 are based on a single Purchase Payment of $50,000 on the Contract Issue Date.
2.	Tables 3 and 4 are based on an initial Purchase Payment of $2,000 on the Contract Issue Date, followed by annual Purchase Payments of $2,000 on contract anniversaries.
3.	7 year Contingent Deferred Sales Charge as specified on the Contract Schedule.
4.	Free Withdrawal Amounts as specified on the Contract Schedule.
5.	Purchase Payment(s) are made to the Fixed Account only.
6.	Minimum Guaranteed Interest Rate of 3% is credited each year.
7.	The maximum Annual Contract Maintenance Charge of $60 is withdrawn from the Contract Value at the end of each Contract Year.
8.	No prior Partial Surrenders and/or Transfers have been made to or from the Fixed Account.
9.	Charges other than those listed above are not reflected in any minimum contract withdrawal values.

GV-1
TMLS-PKG	4I	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

CUSTOM PLAN OPTIONS RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

CUSTOM PLAN OPTIONS

The Contract offers options regarding the calculation of certain benefits and applicable credits and/or charges. The Custom Plan Option(s) selected are reflected in the Contract Schedule. At initial purchase of the Contract, the Contract Schedule Date, and the applicable Rider Effective Date(s) are the same as the Issue Date. If, at a later date, the Contract Owner wishes to change the current Custom Plan Option(s) with other available Custom Plan Option(s), the Contract Owner may do so upon any Contract Anniversary as described below. Below is a description of the ability to elect other Custom Plan Option(s) and the contractual provisions of each Custom Plan Option.

Election of Custom Plan Option(s):

A Contract Owner may elect to change the Custom Plan Option(s) in effect with other available Custom Plan Option(s). The Contract Owner may make the election by Written Request, no later than 30 calendar days prior to any Contract Anniversary.

The effective date of the newly selected Custom Plan Option(s) is the Contract Anniversary following the election. The
Company will issue a new Contract Schedule with a revised Contract Schedule Date, reflecting the new Custom Plan
Option(s) selected, and revised Rider Effective Date(s). The Custom Plan Options Rider together with the new Contract
Schedule will reflect the revisions to the Contract Owner’s benefits under the Contract.

All other Contract provisions remain in effect from the Issue Date.

Credits & Charges for Custom Plan Option(s) Selected:

All credits, except as otherwise provided in the Contract, will be calculated based on the Contract Value determined as of the end of each Contract Year. On the Contract Anniversary, the credit will be applied proportionately to the Sub-Accounts of the Separate Account that the Contract Owner is invested in as of the date of the calculation. If there are no funds in the Separate Account at such time, the credit will be applied to the money market Sub-Account.

In the first Contract Year, all charges for options selected are based on Purchase Payments received during that Contract Year. These charges are assessed upon receipt of each Purchase Payment.

At the end of the first Contract Year, and at the end of each Contract Year thereafter, all charges for options selected will be calculated based on the Contract Value determined at that time and deducted proportionately on each Contract Anniversary while the applicable option and/or rider is in effect as follows:

COR	1	09-01

1.	from the Sub-Accounts of the Separate Account if sufficient funds are available to deduct the entire charge(s); or

2.	from the Sub-Accounts of the Separate Account plus the Fixed Account(s) (excluding any Fixed Account with Long Term Guarantee) if sufficient funds are available to deduct the entire charge(s); or

3.	from the Sub-Accounts of the Separate Account plus all Fixed Account(s).

Unless otherwise stated, all charges will be assessed and credits will be applied while the applicable rider(s) is in effect.

Please refer to this rider and the Contract Schedule for further details regarding all applicable charges and credits.

OVERVIEW OF FREE WITHDRAWAL AMOUNT OPTIONS

There are three Free Withdrawal Amount options available under this Contract. This benefit provides for different levels of withdrawals that are exempt from the Contingent Deferred Sales Charge (CDSC). This option may only be selected as of the Issue Date and it is irrevocable while the Contract is in effect.

Depending on which Free Withdrawal option is chosen, a separate charge may be assessed as described below.

Charges: There is no charge for the following basic Free Withdrawal Amount option:

During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.

Charges: There is a charge for the following Free Withdrawal Amount option. The maximum annual charge will not exceed 0.25%.

During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 20% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.

Charges: There is a charge for the following Free Withdrawal Amount option. The maximum annual charge will not exceed 0.15%.

During the first Contract Year, the Contract Owner may withdraw up to 15% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 15% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year. If the Contract Owner does not use

COR	2	09-01

their entire Free Withdrawal Amount during any given Contract Year(s), the Free Withdrawal Amount for partial withdrawals for any succeeding Contract Year(s) will be increased by such aggregated unused portion up to a maximum of 30%. However, any aggregated unused portion is not applicable to a full surrender.

Applicable charges will be deducted while the CDSC is in effect.

OVERVIEW OF CONTINGENT DEFERRED SALES CHARGE OPTIONS

There are three Contingent Deferred Sales Charge options available under this Contract. The option may only be selected as of the Issue Date and it is irrevocable while the Contract is in effect.

Depending on which CDSC option is chosen, a separate charge may be assessed or credit applied as described below.

There is no charge for the following basic CDSC option which is in effect for the first 7 Contract Years:

Contract Year(s)

Charge

1–3	7%
4	6%
5	5%
6	4%
7	3%
8 and thereafter	0%

Charges: There is a maximum annual charge of 0.20% for the following CDSC option which is in effect for the first 5 Contract Years.

Contract Year(s)

Charge

1–3	7%
4	6%
5	5%
6 and thereafter	0%

There is no charge for the following CDSC option which is in effect for the first 9 Contract Years. There is a minimum annual credit of 0.10% for the following CDSC option which is in effect for the first 9 Contract Years. The current credit will be paid while the CDSC is in effect

Contract Year(s)

Charge

1-2	8%
3	7%
4	6%
5	5%
6	4%
7	3%
8	2%
9	1%
10 and thereafter	0%

COR	3	09-01

OVERVIEW OF DEATH BENEFIT OPTIONS

There are multiple Death Benefit options available under the Contract. There is no charge for the Basic Death Benefit, which equals the greater of the Contract Value or Purchase Payments less withdrawals. If the Contract Value Death Benefit option is selected, a credit is applied each year as specified in this rider. All of the other optional death benefits have a charge as specified in this rider.

The Contract Owner is able to select a different Death Benefit option at Contract Anniversary as specified in “Election of Custom Plan Option(s)”. Only one Death Benefit option may be selected at a time. If no Death Benefit option is selected as of the Issue Date, the Death Benefit will be the Basic Death Benefit.

Basic Death Benefit: See Basic Death Benefit Rider

If this option is replaced after the Issue Date, the Death Benefit amount will be reset to the amount applicable to the new option selected.

Charges: None.

Contract Value Death Benefit: This option is not available for new issues or selection on or after Age 80. This Death Benefit option pays out the Contract Value upon death as provided in the “Death Benefit Amount During the Accumulation Period” section of the Contract.

If this option is replaced after the Issue Date, the Death Benefit amount will be reset to the amount applicable to the new option selected.

Charges: None. There is a minimum annual credit of 0.02% if this option is selected. The current credit will be paid while this option is in effect.

Death Benefit with 3 Year Reset Feature: See Death Benefit Rider with Reset Feature

This option is not available for new issues or selection on or after Age 80. If this option is selected after the Issue Date, the initial 3 Year Reset Feature on such date is equal to the Purchase Payments less withdrawals. If this option is replaced after the Issue Date, the Death Benefit amount will be reset to the amount applicable to the new option selected.

Charges: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.20% for Ages 18-60; 0.30% for Ages 61-70; and 0.70% for Ages 71 and older.

Death Benefit with 5% Roll-Up Feature: See Death Benefit Rider with Roll-Up Feature

This option is not available for new issues or selection on or after Age 80. If this option is selected after the Issue Date, the initial Roll-Up feature on such date is equal to the Contract Value. If this option is replaced after the Issue Date, the Death Benefit amount will be reset to the amount applicable to the new option selected.

If this option is selected after the Issue Date and the previous option is other than the Death Benefit with Combination Ratchet/Roll-Up features, the Earnings Enhancement feature must be added upon selection as well. The maximum benefit for the Death Benefit with Roll-up feature is equal to 2 times the Contract Value at time of selection adjusted for subsequent Purchase Payments and withdrawals.

COR	4	09-01

If this option is selected after the Issue Date and the previous option is the Death Benefit with Combination Ratchet/Roll-Up features, the 5% Roll-Up feature will continue to accrue, and the maximum benefit will remain the same as under the Combination Ratchet/Roll-Up option.

Charges: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.50% for Ages 18-60; 0.75% for Ages 61-70; and 1.20% for Ages 71 and older.

Death Benefit with Annual Ratchet Feature: See Death Benefit Rider with Annual Ratchet Feature

If this option is selected after the Issue Date, the initial Annual Ratchet feature on such date is equal to the Purchase Payments less withdrawals. If this option is replaced after the Issue Date, the Death Benefit amount will be reset to the amount applicable to the new option selected.

If the previous Death Benefit option was the Death Benefit with Combination Annual Ratchet/Roll-up feature, the Annual Ratchet feature will continue under this option.

Charges: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.35% for Ages 18-60; 0.55% for Ages 61-70; and 0.80% for Ages 71 and older.

Death Benefit with Combination Annual Ratchet/Roll-up Features: See Death Benefit Rider with Combination Annual Ratchet/Roll-up Features.

This option is not available for new issues or selection after Age 80. If this option is selected after the Issue Date and the previous Death Benefit Option is other than the Annual Ratchet feature or the 5% Roll-Up feature, the Contract Value will act as the initial Purchase Payment.

If the previous Death Benefit Option was the 5% Roll-Up or the Annual Ratchet, then the Roll-Up or Annual Ratchet feature will continue to accrue for that Death Benefit and the maximum benefit will remain the same, while the other Death Benefit will begin to accrue at the current Contract Value. If this option is replaced after the Issue Date, the Death Benefit amount will be reset to the amount applicable to the new option selected.

If this option is selected after the Issue Date and the previous option is other than the Annual Ratchet Death Benefit or the 5% Roll-Up Death Benefit, the Earnings Enhancement feature must be added upon selection as well.

Charges: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.50% for Ages 18-60; 0.80% for Ages 61-70; and 1.25% for Ages 71 and older.

OVERVIEW OF OTHER OPTIONS

Earnings Enhancement Death Benefit: See Earnings Enhancement Death Benefit Rider.

This option is not available for new issues or selection after Age 80. If this option is dropped, the Earnings Enhancement feature amount will no longer be applicable.

COR	5	09-01

Charges: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.45%.

Guaranteed Minimum Income Benefit (GMIB): See Guaranteed Minimum Income Benefit Rider

This option is not available for new issues or selection on or after Age 80. In addition to a Return of Purchase Payment GMIB, there are two GMIB roll-up interest rate options available: 3% or 5%.

This benefit is irrevocable 30 days after the Rider Effective Date while the Contract is in effect.

If this option is selected after the Issue Date, the initial Guaranteed Minimum Income Benefit will be the lesser of Purchase Payments less withdrawals, or the Contract Value.

Charges:

Return of Purchase Payment Option: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.20%.

3% Roll-Up Option: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.30%.

5% Roll-Up Option: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.55%.

Charges will be assessed until the earlier of full annuitization of the Contract or termination of the rider.

Guaranteed Minimum Accumulation Benefit (GMAB): See Guaranteed Minimum Accumulation Benefit Rider.

The Two Times Return of Purchase Payment Option is not available for new issues or selection on or after Age 80.

This benefit is irrevocable 30 days after the Rider Effective Date.

If this option becomes effective after the Issue Date and the Return of Purchase Payment Option is selected, the GMAB is equal to the lesser of the total Purchase Payments less withdrawals, or the Contract Value as of the Rider Effective Date plus Purchase Payments made for a two year period following the Rider Effective Date adjusted for subsequent withdrawals until the benefit is payable.

If this option becomes effective after the Issue Date, the Guaranteed Minimum Accumulation Benefit is equal to the lesser of two times the total Purchase Payments less any withdrawals, or two times the Contract Value as of the Rider Effective Date plus two times the Purchase Payments made for a two year period following the Rider Effective Date adjusted for subsequent withdrawals until the benefit is payable.

COR	6	09-01

Charges:

Return of Purchase Payment Option: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.50%.

Two Times Return of Purchase Payment Option: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.50%.

Charges are assessed until the earlier of the end of the selected benefit period or termination of the rider.

Nursing Home Benefit: See Nursing Home Benefit Rider. This option is not available after the Issue Date.

Charges: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.10%.

Charges will be assessed while the CDSC is in effect.

Equalizer Benefit: See Equalizer Benefit Rider. This option is not available after the Issue Date. This option is not available for new issues or selection on or after Age 70. If the option is dropped, the equalizer credit amount will no longer be payable.

Charges: The current charges for this option will be those current charges in effect as determined by the Company as of the applicable Rider Effective Date. The maximum annual charge will not exceed 0.60%. Charges will be assessed until the earlier of Age 80 or termination of the rider.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

COR	7	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

DEATH BENEFIT RIDER WITH 3 YEAR RESET FEATURE

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends and supersedes the section of the Contract captioned “Proceeds Payable On Death - Death Benefit Amount During The Accumulation Period”:

PROCEEDS PAYABLE ON DEATH
DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

If the Death Benefit is payable due to the death of the Contract Owner during the Accumulation Period, the amount of the Death Benefit will be the greatest of:

  the Contract Value, or
  the Purchase Payments less withdrawals and applicable charges, or the value of the 3 Year Reset Feature

determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

Partial annuitizations are considered withdrawals for purposes of this rider.

Prior to attaining Age 80 the 3 Year Reset Feature is recalculated on each three-year Contract Anniversary following the Rider Effective Date, or when a Purchase Payment or a withdrawal is made as follows:

1.	On each three-year Contract Anniversary following the Rider Effective Date, the 3 Year Reset Feature is equal to the Contract Value.

2.	For Purchase Payments, the 3 Year Reset Feature is equal to the most recently calculated 3 Year Reset Feature plus the Purchase Payment.

3.	For withdrawals, the 3 Year Reset Feature is equal to the most recently calculated 3 Year Reset Feature, reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount (including any applicable charges);
B = the Contract Value immediately prior to the withdrawal; and
C = the most recently calculated 3 Year Reset Feature.

DB-3YRReset	1	09-01

After attaining Age 80 the 3 Year Reset Feature is the 3 Year Reset Feature at attained Age 80, adjusted pursuant to the 3 Year Reset Feature recalculation formula as described in “2” and “3” above.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-3YRReset	2	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

DEATH BENEFIT RIDER WITH ROLL-UP FEATURE

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends and supersedes the section of the Contract captioned “Proceeds Payable On Death - Death Benefit Amount During The Accumulation Period”:

PROCEEDS PAYABLE ON DEATH
DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

If the Death Benefit is payable due to the death of the Contract Owner during the Accumulation Period, the amount of the Death Benefit will be the greatest of:

  the Contract Value,
  the Purchase Payments less withdrawals and applicable charges, or the value of the Roll-Up Feature

determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

Partial annuitizations are considered withdrawals for the purposes of this rider.

The Roll-Up Feature is recalculated when a Purchase Payment or a withdrawal is made as follows:

1.
The Roll-Up Feature is equal to the accumulation at interest of all Purchase Payments made adjusted for any withdrawals and applicable charges, but not more than twice the sum of Purchase Payments adjusted for subsequent withdrawals and applicable charges. The effective annual rate of interest used in the following calculations will be 5% for any period prior to the Contract Owner attaining Age 80 and 0% thereafter.

2.	For Purchase Payments, the Roll-Up Feature is equal to the most recently calculated Roll-Up Feature accumulated to the date of the Purchase Payment plus the Purchase Payment.

3.
For withdrawals, the Roll-Up Feature is equal to the most recently calculated Roll-Up Feature accumulated to the date of the withdrawal reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount (including any applicable charges);
B = the Contract Value immediately prior to the withdrawal; and
C = the most recently calculated Roll-Up Feature accumulated to the date of the withdrawal.

DB-Rollup	1	09-01

4.	On any other date, the Roll-Up Feature is equal to the most recently calculated Roll-Up Feature accumulated to that date.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-Rollup	2	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

DEATH BENEFIT RIDER WITH ANNUAL RATCHET FEATURE

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends and supersedes the section of the Contract captioned “Proceeds Payable On Death - Death Benefit Amount During The Accumulation Period”:

PROCEEDS PAYABLE ON DEATH
DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

If the Death Benefit is payable due to the death of the Contract Owner during the Accumulation Period, the amount of the Death Benefit will be the greatest of:

  the Contract Value,
  the Purchase Payments less withdrawals and applicable charges, or the value of the Annual Ratchet Feature

determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

Partial annuitizations are considered withdrawals for the purposes of this rider.

Prior to attaining Age 80 the Annual Ratchet Feature is recalculated on a Contract Anniversary, or when a Purchase Payment or a withdrawal is made as follows:

1.	On each Contract Anniversary, the Annual Ratchet Feature is equal to the greater of:

the Contract Value or the most recently calculated Annual Ratchet Feature.
2.	For Purchase Payments, the Annual Ratchet Feature is equal to the most recently calculated Annual Ratchet Feature plus the Purchase Payment.
3.	For withdrawals, the Annual Ratchet Feature is equal to the most recently calculated Annual Ratchet Feature reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B with the result multiplied by C, where:

A = the withdrawal amount (including any applicable charges);
B = the Contract Value immediately prior to the withdrawal; and
C = the most recently calculated Annual Ratchet Feature.

DB-Ratchet	1	09-01

After attaining Age 80 the Annual Ratchet Feature is the value of the Annual Ratchet Feature at attained Age 80 adjusted pursuant to the Annual Ratchet Feature recalculation formula as described in “2” and “3” above.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-Ratchet	2	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

BASIC DEATH BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends and supersedes the section of the Contract captioned “Proceeds Payable On Death – Death Benefit Amount During the Accumulation Period”:

PROCEEDS PAYABLE ON DEATH
DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

Prior to attaining Age 80 the death benefit during the Accumulation Period will be the greater of:

  the Contract Value; or
  the Purchase Payments, less any withdrawals and any applicable charges determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

After attaining Age 80 the death benefit during the Accumulation Period will be equal to:

  the Contract Value

determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

Partial annuitizations are considered withdrawals for purposes of this rider.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-Basic	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

DEATH BENEFIT RIDER WITH COMBINATION RATCHET/ROLL-UP FEATURE

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends and supersedes the section of the Contract captioned “Proceeds Payable On Death – Death Benefit Amount During the Accumulation Period”:

PROCEEDS PAYABLE ON DEATH
DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

If the Death Benefit is payable due to the death of the Contract Owner during the Accumulation Period, the amount of the Death Benefit will be the greatest of:

  the Contract Value,
  the Purchase Payments less withdrawals and applicable charges, the value of the Annual Ratchet Feature, or
  the value of the Roll-Up Feature

determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

Partial annuitizations are considered withdrawals for the purposes of this rider.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

ANNUAL RATCHET DEATH BENEFIT

Prior to attaining Age 80the Annual Ratchet Feature is recalculated on a Contract Anniversary, or when a Purchase Payment or a withdrawal is made as follows:

1.	On each Contract Anniversary, the Annual Ratchet Feature is equal to the greater of:

the Contract Value or the most recently calculated Annual Ratchet Feature.
2.	For Purchase Payments, the Annual Ratchet Feature is equal to the most recently calculated Annual Ratchet Feature plus the Purchase Payment.

DB-Combo	1	09-01

3.	Ratchet Feature reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount (including any applicable charges);
B = the Contract Value immediately prior to the withdrawal; and
C = the most recently calculated Annual Ratchet Feature.

After attaining Age 80 the Annual Ratchet Feature is the value of the Annual Ratchet Feature at attained Age 80 adjusted pursuant to the Annual Ratchet Feature recalculation formula as described in “2” and “3” above.

DEATH BENEFIT WITH ROLL-UP FEATURE

The Roll-Up Feature is recalculated when a Purchase Payment or a withdrawal is made as follows:

1.
The Roll-Up Feature is equal to the accumulation at interest of all Purchase Payments made adjusted for any withdrawals and applicable charges, but not more than twice the sum of Purchase Payments less subsequent withdrawals and applicable charges. The effective annual rate of interest used in the following calculations will be 5% for any period prior to the Contract Owner attaining Age 80 and 0% thereafter.

2.	For Purchase Payments, the Roll-Up Feature is equal to the most recently calculated Roll-Up Feature accumulated to the date of the Purchase Payment plus the Purchase Payment.

3.
For withdrawals, the Roll-Up Feature is equal to the most recently calculated Roll-Up Feature accumulated to the date of the withdrawal reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount (including any applicable charges);
B = the Contract Value immediately prior to the withdrawal; and
C = the most recently calculated Roll-Up Feature accumulated to the date of the withdrawal.

4.	On any other date, the Roll-Up Feature is equal to the most recently calculated Roll-Up Feature accumulated to that date.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-Combo	2	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

EARNINGS ENHANCEMENT DEATH BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control. The following hereby amends the section of the Contract captioned “Proceeds Payable On Death – Death Benefit Amount During the Accumulation Period”:

The Earnings Enhancement Benefit acts as a supplement to the existing Death Benefit. The additional benefit amount is a percentage of the earnings from the effective date of this rider to the date the Death Benefit amount is determined. For purposes of this rider, earnings are defined as the difference between the Contract Value and Purchase Payments less withdrawals, as of the date of death of the Contract Owner. The applicable percentage is based upon the Age of the Contract Owner as of the Rider Effective Date, as outlined below:

Ages	Percentage of Earnings
0-69	40%
70-72	25%
73-75	18%
76-78	11%
79-80	7%
81+	0%

If the Age of the Contract Owner as of the Rider Effective Date is less than Age 70, this benefit is subject to a maximum of 100% of the Purchase Payments less withdrawals less any applicable charges. Otherwise, this benefit is subject to a maximum of 40% of the Purchase Payments less withdrawals and any applicable charges. If the benefit is paid on the death of the Contract Owner and the surviving spouse continues the Contract, this rider will be considered to have been selected at the date of spousal continuance. If this rider is selected after the Issue Date, the greater of the current Contract Value or the Purchase Payments less withdrawals will act as the Purchase Payment amount for the determination of earnings as described above. For purposes of this rider, withdrawals are taken from earnings first.

Partial annuitizations are considered withdrawals for purposes of this rider.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Death Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

DB-Earn	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

EQUALIZER BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

The Equalizer Benefit provides a credit at the end of the following benefit periods:

  of the tenth Contract Year; and
  of every five Contract Year period thereafter.

The credit is based on 10% of net earnings for each benefit period, and will never be less than zero. When determining earnings, additional Purchase Payments are added to the remaining Purchase Payments and withdrawals are deducted as earnings first. For the initial benefit period, earnings are defined as the difference between the Contract Value and the remaining Purchase Payments as of the end of the benefit period.

For subsequent benefit periods after the tenth contract year, earnings are defined as:

  the difference between the Contract Value at the end of the current benefit period;
  minus the Contract Value at the end of the immediately preceding benefit period;
  minus Purchase Payments;
  plus withdrawals;
  minus the Equalizer Benefit from the immediately preceding benefit period.

Benefits that are paid will not count as earnings when determining the earnings amount for the subsequent benefit period. The Equalizer Benefit amount will only be payable until the Contract Owner attains age 80. Charges for this rider are shown on the Contract Schedule, and will be assessed while this rider is effective.

If the rider is terminated during a benefit period no benefits will be payable for that benefit period. Each payment of the Equalizer Benefit will be limited to 40% of the Purchase Payments less any withdrawals.

Partial annuitizations are considered withdrawals for purposes of this rider.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Equalizer Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

EQB	2	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

FIXED ACCOUNT FOR DOLLAR COST AVERAGING RIDER

This rider modifies the Contract to which it is attached. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The following provision is added to the Contract:

FIXED ACCOUNT FOR DOLLAR COST AVERAGING

During the Accumulation Period the Contract Owner may elect to have a Purchase Payment designated for allocation to the Fixed Account for Dollar Cost Averaging (hereinafter referred to as “DCA Fixed Account”). The DCA Fixed Account is part of the Company’s General Account.

Purchase Payment for a DCA Fixed Account Term: For each DCA Fixed Account Term, the Company will only accept a Purchase Payment as of the beginning of the DCA Fixed Account Term. A Purchase Payment includes any Purchase Payment assigned to and accepted by the Company from a financial institution as of the request for a DCA Fixed Account Term. The Company reserves the right to reject Purchase Payments.

Allocations: Only a new net Purchase Payment may be designated for allocation to the DCA Fixed Account at the beginning of a DCA Fixed Account Term. No transfers may be made to the DCA Fixed Account from any other account or Sub-Account maintained under the Contract.

DCA Fixed Account Term: The term for the DCA Fixed Account will be for periods and interest rates declared by the Company. The time period will not exceed 18 months beginning with receipt of a new Purchase Payment. Only one DCA Fixed Account Term may be operative at a time. If the Contract Owner elects to make an allocation to a DCA Fixed Account at a time when the period to the Contract Owner’s Annuity Date will be less than the currently offered DCA Fixed Account Term, then the expiration of the DCA Fixed Account Term will be the Contract Owner’s Annuity Date. Any amount remaining in the DCA Fixed Account at time of annuitization will be transferred to the allocations selected under the DCA program.

DCA Fixed Account Interest Rate: The interest rate credited to the DCA Fixed Account will be set periodically by the Company and will never be less than the minimum guaranteed interest rate appearing on the Contract Schedule for the Fixed Account. The interest rate will be guaranteed for the DCA Fixed Account Term.

Transfers: Except for scheduled DCA Fixed Account transfer payments or a full transfer of amounts held in the DCA Fixed Account to Sub-Accounts, no transfers may be made from the DCA Fixed Account before the expiration of the DCA Fixed Account Term. DCA Fixed Account transfer payments will be made on the scheduled transfer payment dates. If a scheduled transfer payment date is not a Valuation Date, the transfer will be made on the next Valuation Date. Scheduled transfer payments may be made from the DCA Fixed Account to all Sub-Accounts. The transfer provisions described in the last two paragraphs of the section of the Contract Schedule entitled “Minimum and Maximum Amount to be Transferred” are not operative with respect to the DCA Fixed Account.

FA-DCA	1	09-01

Contract Value: Unless specified otherwise, the term “Contract Value” shall mean the sum of the Contract Owner’s interest in the Sub–Accounts of the Separate Account, the Fixed Account(s), plus the DCA Fixed Account.

DCA Fixed Account Value: Unless specified otherwise, the “DCA Fixed Account Value” of a Contract Owner’s Account at any time is equal to
1.	the Net Purchase Payment allocated to the DCA Fixed Account; plus
2.	the interest credited to that portion of the Contract Value attributable to the DCA Fixed Account; less
3.	any Contract Value transferred from the DCA Fixed Account; less
4.	applicable charges, fees or taxes.

Charges: The Company reserves the right to assess a fee or charge for processing transactions under the DCA Fixed Account.

Withdrawal: No partial withdrawals may be made from the DCA Fixed Account. If a total withdrawal is made during a DCA Fixed Account Term, such withdrawal will be made in accordance with the withdrawal provisions of the Contract.

Suspension or Deferral of Payments: The Company reserves the right to postpone payments for a withdrawal or transfer from the DCA Fixed Account for a period of up to six months.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY

PRESIDENT

FA-DCA	2	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

FIXED ACCOUNT WITH DECLARED INTEREST RATE RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

RIGHT TO EXAMINE: The Right to Examine Contract provision of the Contract also applies to this rider if any portion of the initial Net Purchase Payment under the Contract is allocated to the Fixed Account.

The following are added to amend the DEFINITIONS section of the Contract:

DEFINITIONS

CONTRACT VALUE	The sum of the Contract Owner’s interest in the Sub-Accounts of the Separate Account and the Contract Owner’s interest in the Fixed Account(s) during the Accumulation Period.

FIXED ACCOUNT	An investment option within the General Account which may be selected during the Accumulation Period.

The TRANSFERS DURING THE ACCUMULATION PERIOD section of the Contract is deleted and replaced with the following:

TRANSFERS DURING THE ACCUMULATION PERIOD

Subject to any limitations imposed by the Company on the number of transfers and the minimum and maximum amounts to be transferred, shown on the Contract Schedule, the Contract Owner may transfer during the Accumulation Period all or part of the Contract Owner’s interest in the Fixed Account or a Sub-Account by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Contract Schedule. All transfers are subject to the following:

1.
If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Contract Owner’s interest in the Fixed Account or from the Sub-Account from which the transfer is made. However, if the Contract Owner’s entire interest in the Fixed Account or the Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If the Contract Values are being transferred from more than one Sub-Account and/or the Fixed Account, any Transfer Fee will be allocated to those Sub-Accounts and the Fixed Account on a pro-rata basis in proportion to the amount transferred from each Sub-Account and the Fixed Account.

FA-DIR	1	09-01

2.	The minimum and maximum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in the Fixed Account or a Sub-Account is shown on the Contract Schedule.

3.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.

The following amends the WITHDRAWAL PROVISIONS section of the Contract:

WITHDRAWAL PROVISIONS

WITHDRAWAL

Any withdrawal will be deducted from each applicable Sub-Account and the Fixed Account in the ratio that the Contract Owner’s interest in the Sub-Account or Fixed Account bears to the total Contract Value. The Contract Owner must specify by Written Request in advance if other than the above method is desired. If the Contract Owner makes a total withdrawal, all of the Contract Owner’s rights and interests in the Contract will terminate.

Partial Withdrawals from the Fixed Account are calculated on a first-in, first-out basis, which means the oldest Purchase Payments are withdrawn first.

The following is added to the SUSPENSION OR DEFERRAL OF PAYMENTS PROVISIONS section of the Contract:

The Company reserves the right to postpone payments from the Fixed Account for a period of up to six months.

The following hereby deletes and amends Annuity Guideline 5 contained in the ANNUITY GUIDELINES of the ANNUITY PROVISIONS section of the Contract:

If no Annuity Option has been chosen at least thirty (30) calendar days before the Annuity Date, the Company will make payments to the Annuitant under Option B, with 10 years of payments guaranteed. Unless specified otherwise, that portion of the Contract Value allocated to the Separate Account shall be used to provide a Variable Annuity and that portion of the Contract Value allocated to the Fixed Account shall be used to provide a Fixed Annuity.

FA-DIR	2	09-01

The following section is added to the Contract:

FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT

The Contract Owner can elect to have Net Purchase Payments allocated to the Fixed Account. During the Accumulation Period, the Contract Owner can transfer Contract Values to the Fixed Account from the Separate Account and from the Fixed Account to the Separate Account, subject to the TRANSFERS DURING THE ACCUMULATION PERIOD section set forth in this rider.

FIXED ACCOUNT VALUES

The Fixed Account Value of a Contract Owner’s Account at any time is equal to:

1.	the Net Purchase Payments allocated to the Fixed Account; plus
2.	the Contract Value transferred to the Fixed Account; plus
3.	interest credited to the Contract Value in the Fixed Account; less
4.	any prior withdrawals of Contract Value from the Fixed Account and any applicable charges; less
5.	any Contract Value transferred from the Fixed Account; less
6.	Contract Maintenance Charges or Transfer Fees or any applicable Premium Taxes.

INTEREST TO BE CREDITED

The Company guarantees that the interest to be credited to the Fixed Account will not be less than the Minimum Guaranteed Interest Rate shown on the Contract Schedule. The Company may credit additional interest at its sole discretion.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

FA-DIR	3	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

FIXED ACCOUNT WITH LONG TERM GUARANTEE RIDER

This rider modifies the Contract to which it is attached. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The following provision is added to the Contract:

FIXED ACCOUNT WITH LONG TERM GUARANTEE

During the Accumulation Period the Contract Owner may elect to have a Purchase Payment or Transfer designated for allocation to the Fixed Account with Long Term Guarantee (hereinafter referred to as “LT Fixed Account”). The LT Fixed Account is part of the Company’s General Account.

Allocations to a LT Fixed Account: The Company will only accept a Purchase Payment or Transfer as of the beginning of a Guarantee Period. A Guaranteed Interest Rate and Guarantee Period will be assigned to each such allocation as of the date the Purchase Payment or Transfer is applied to the LT Fixed Account.

Guaranteed Interest Rate: The interest rate credited to the LT Fixed Account will be set periodically by the Company and will never be less than the minimum guaranteed interest rate appearing on the Contract Schedule. A Guaranteed Interest Rate will be specified for each LT Fixed Account Guarantee Period.

Guarantee Period: The Guarantee Period for the LT Fixed Account will be for periods and at interest rates declared by the Company. The initial Guarantee Period begins on the date of any Purchase Payment or Transfer allocated to the LT Fixed Account and ends on the Guarantee Period Expiration Date.

Guarantee Period Expiration Date: The last day of a Guarantee Period.

Renewal Date: The day following each Guarantee Period Expiration Date.

Window Period: The last fifteen (15) calendar days of a Guarantee Period and the first fifteen (15)calendar days of the following Guarantee Period.

Renewal Notification and Election Period: Prior to each Guarantee Period Expiration Date, the Company will notify the Contract Owner in writing of renewal options. If the Company receives a Written Request up to three (3) business days before the Guarantee Period Expiration Date, the Contract Owner may elect a renewal Guarantee Period from any of the guarantee period options then being offered by the Company to new Contract Owners, or Transfer to another Fixed Account or Sub-Account of the Separate Account subject to the terms of the Contract.

If the Contract Owner has not elected otherwise by Written Request, the Contract Fund Value as of the Guarantee Period Expiration Date will begin a renewal Guarantee Period for the same number of years as the Guarantee Period just ended on the Guarantee Period Expiration Date. If the Company is not then offering to new Contract Owners the same length of guarantee period as the Guarantee Period just ended,

FA-LTG	1	09-01

the renewal Guarantee Period will be the next shorter guarantee period being offered to new Contract Owners by the Company. In the event that no shorter Guarantee Period is available, the Guarantee Period will be the shortest one being offered by the Company.

A renewal Guarantee Period cannot be less than twelve (12) months and cannot extend beyond the Annuity Date unless the period from the Guarantee Period Expiration Date to the Annuity Date is less than twelve (12) months. If the period from the Guarantee Period Expiration Date to the Annuity Date is less than twelve (12) months, the renewal Guarantee Period will be the shortest offered by the Company and the Annuity Date will become the next Guarantee Period Expiration Date.

Renewal Guaranteed Interest Rates: A written notice of the renewal Guaranteed Interest Rate for each available Guarantee Period will be sent to the Contract Owner by the Company before each Guarantee Period Expiration Date. The renewal Guaranteed Interest Rate will be no less than the Minimum Guaranteed Interest Rate shown on the Contract Schedule.

Index Rates: Index Rates are used to calculate the Interest Rate Factor applicable outside of a Window Period to the following: Partial Surrender, Full Surrender, and funds applied under an Annuity Option.

Initial Index Rate: The Initial Index Rate is the interest rate in the Treasury Constant Maturity Series determined for the week prior to the week in which the Contract Issue Date or most recent Renewal Date falls, for a maturity equal to the length of the current Guarantee Period.

Current Index Rate: The Current Index Rate is the interest rate in the Treasury Constant Maturity Series for a maturity equal to the number of whole months between any day of a Guarantee Period and the next Guarantee Period Expiration Date. The Current Index Rate is subject to change weekly and will apply to all transactions until the next change is effective.

General Index Rate Provisions: If the period of time being measured for the Contract is not equal to a maturity in the Treasury Constant Maturity Series, the Initial or Current Index Rate will be determined by straight line interpolation between the Treasury index rates of the next highest and next lowest maturities. The one-year Treasury Constant Maturity index rate will be used for any periods equal to less than twelve (12) months.

If the Treasury Constant Maturity Series becomes unavailable, the Company will adopt a comparable constant maturity index or, if such a comparable index also is not available, will itself replicate calculation of the Treasury Constant Maturity Series index based on U.S. Treasury Security coupon rates.

Interest Rate Factor: The Interest Rate Factor will apply when computing Full Surrender and Partial Surrender, and when the Contract Fund Value is applied to an Annuity Option. The Interest Rate Factor is determined by the following formula:

(n/12)
(1+a)

(n/12)
(1+b)

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where: (a) is the Initial Index Rate; (b) is the Current Index Rate plus 0.25%; and (n) is the number of whole months left in the Current Guarantee Period. The Interest Rate Factor is one (1) during a Window Period.

Interest Rate Factor Override The Interest Rate Factor is limited to the extent that the Contract Fund Value multiplied by the Interest Rate Factor cannot be less than the Contract Fund Value which would result from a Guaranteed Interest Rate as specified in the Contract Schedule.

Interest Rate Factor Adjustment for Partial Surrender The Interest Rate Factor Adjustment for Partial Surrender is equal to:

(a + b) x (c - 1)
c

where: (a) is the Partial Surrender payment; (b) is the Contingent Deferred Sales Charge for Partial Surrender; and (c) is the Interest Rate Factor. There is no Interest Rate Factor Adjustment for Partial Surrenders during the Window Period.

Contract Fund Value Reduction Upon Partial Surrender The Contract Fund Value is reduced when a Partial Surrender is paid. Outside of a Window Period, the Contract Fund Value Reduction equals (a) plus (b) minus (c), where: (a) is the Partial Surrender payment; (b) is the Contingent Deferred Sales Charge for Partial Surrender; and (c) is the Interest Rate Factor Adjustment for Partial Surrender. During a Window Period the Contract Fund Value Reduction is equal to the Partial Surrender payment plus the Contingent Deferred Sales Charge for a Partial Surrender. Withdrawals attributable to the Fixed Account are calculated on a first-in, first-out basis, which means the oldest Purchase Payments are withdrawn first.

Interest Rate Factor Adjustment for Full Surrender The Interest Rate Factor Adjustment for a Full Surrender is equal to:

a x (b-1)

where: (a) is the Contract Fund Value on the day a Written Request from the Contract Owner is received; and (b) is the Interest Rate Factor. There is no Interest Rate Factor Adjustment during the Window Period.

Full Surrender Value Outside of a Window Period, the Full Surrender Value is equal to (a) minus (b) minus (c) plus (d), where: (a) is the Contract Fund Value on the day a Written Request from the Contract Owner is received; (b) is any applicable Premium Tax; (c) is the Contingent Deferred Sales Charge for Full Surrender; and (d) is the Interest Rate Factor Adjustment for Full Surrender.

Transfers: Transfers from these accounts are only available during a Window Period and are not subject to an Interest Rate Factor Adjustment.

Contract Fund Value: The Contract Fund Value for the LT Fixed Account on the Contract Issue Date is equal to the Net Purchase Payment. On any day after the Contract Issue Date, the Contract Fund Value is equal to (a) multiplied by (b), and the result reduced by (c), where: (a) is the previous day’s Contract Fund Value; and (b) is the sum of one (1) plus the daily interest rate equivalent of the Guaranteed Interest Rate; and (c) is any Contract Fund Value Reduction made on the valuation day.

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Contract Value: The term “Contract Value” shall mean the sum of the Contract Owner’s interest in the Sub–Accounts of the Separate Account, any applicable Fixed Account(s), plus the LT Fixed Account.

Suspension or Deferral of Payments: The Company reserves the right to postpone payments for a withdrawal or transfer from the LT Fixed Account for a period of up to six months.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

FA-LTG	4	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. This rider may be chosen at issue or at a later date. The rider may be cancelled within 30 days of the Rider Effective Date. After that date this rider is irrevocable while this Contract is in effect. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

The Guaranteed Minimum Accumulation Benefit provides for a minimum Contract Value benefit after a specified period(s) of time. The benefits follow:

Return of Purchase Payments Option: The Return of Purchase Payments Guaranteed Minimum Accumulation Benefit provides for a minimum benefit after a specified period of time. If this option is effective as of the Issue Date, the Guaranteed Minimum Accumulation Benefit will equal the total Purchase Payments as of the end of the second Contract Year after the Rider Effective Date, adjusted for any withdrawals taken during the benefit period.

If this option becomes effective after the Issue Date, the Guaranteed Minimum Accumulation Benefit is equal to the lesser of the total Purchase Payments less any withdrawals, or the Contract Value as of the Rider Effective Date plus Purchase Payments made for a two year period following the Rider Effective Date adjusted for subsequent withdrawals until the benefit is payable.

The benefit period for the Return of Purchase Payments Option is ten years after the Rider Effective Date. The benefit is not available until the end of the benefit period.

For withdrawals, the Guaranteed Minimum Accumulation Benefit is equal to the most recently calculated Guaranteed Minimum Accumulation Benefit reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount;
B = the Contract Value immediately prior to the withdrawal; and
C = the most recently calculated Guaranteed Minimum Accumulation Benefit.

At the end of the benefit period, if the Guaranteed Minimum Accumulation Benefit exceeds the Contract Value, the company will increase the Contract Value to equal the Guaranteed Minimum Accumulation Benefit amount. If the Contract Value exceeds the Guaranteed Minimum Accumulation Benefit amount, no increase in Contract Value will occur. In either case, the Guaranteed Minimum Accumulation Benefit rider will terminate at this time, and no benefits or charges will accrue thereafter.

Partial annuitizations are considered withdrawals for purposes of this rider.

Two Times Return of Purchase Payments Option: The Two Times Return of Purchase Payments Guaranteed Minimum Accumulation Benefit provides for a minimum benefit after a specified period of time. If this option is effective as of the Issue Date, the Guaranteed Minimum Accumulation Benefit will

GMAB	1	09-01

be equal to two times the Purchase Payments as of the end of the second Contract Year after the Rider Effective Date, adjusted for any withdrawals taken during the benefit period.

If this option becomes effective after the Issue Date, the Guaranteed Minimum Accumulation Benefit is equal to the lesser of two times the total Purchase Payments less any withdrawals, or two times the Contract Value as of the Rider Effective Date plus two times the Purchase Payments made for a two year period following the Rider Effective Date adjusted for subsequent withdrawals until the benefit is payable.

The benefit period for the Two Times Return of Purchase Payments Option is twenty years after the Rider Effective Date. The benefit is not available until the end of the benefit period.

For withdrawals, the Guaranteed Minimum Accumulation Benefit is equal to the most recently calculated Guaranteed Minimum Accumulation Benefit reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount;

B = the Contract Value immediately prior to the withdrawal; and

C = the most recently calculated Guaranteed Minimum Accumulation Benefit.

At the end of the benefit period, if the Guaranteed Minimum Accumulation Benefit exceeds the Contract Value, the Company will increase the Contract Value to equal the Guaranteed Minimum Accumulation Benefit amount. If the Contract Value exceeds the Guaranteed Minimum Accumulation Benefit amount, no increase in Contract Value will occur. In either case, the Guaranteed Minimum Accumulation Benefit rider will terminate at this time, and no benefits or charges will accrue thereafter.

Partial annuitizations are considered withdrawals for purposes of this rider.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

GMAB	1	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. This rider may be chosen at issue or at a later date. The rider may be cancelled within 30 days of the Rider Effective Date. After that date this rider is irrevocable while this Contract is in effect. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

The Guaranteed Minimum Income Benefit provides a minimum amount for the Contract Owner to annuitize the Contract, referred to as the Guaranteed Annuitization Value. The Guaranteed Annuitization Value will initially be one of two options; return of Purchase Payments adjusted for withdrawals, or Purchase Payments accumulated at an interest rate indicated on the Contract Schedule adjusted for withdrawals. The Guaranteed Annuitization Value is only available upon full annuitization of the Contract. Partial annuitizations are considered withdrawals for the purposes of this rider.

Additional Purchase Payments are added to the Guaranteed Annuitization Value and accumulated from the date of payment until the maximum amount is reached. For withdrawals, the Guaranteed Minimum Income Benefit is equal to the most recently calculated Guaranteed Minimum Income Benefit reduced by an adjustment for withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount;
B = the Contract Value immediately prior to the withdrawal; and
C = the most recently calculated Guaranteed Minimum Income Benefit.

The Guaranteed Minimum Income Benefit is subject to the following conditions:

1.
The Contract Owner may only use the Guaranteed Annuitization Value by annuitizing the Contract at any time after the Annuitant has reached Age 60 and this rider has been in effect for seven years. The Guaranteed Minimum Income Benefit is not available for partial annuitizations.

2.	The maximum benefit is equal to 200% of the Purchase Payments adjusted for withdrawals.

3.	The benefit will stop accumulating after the Annuitant has reached Age 80 or at the maximum benefit amount, whichever occurs first.

4.	The full annuitization chosen must be a Fixed Annuity Option for any life contingent option.

5.
If at any time during any Contract year, the aggregate value of the Fixed Account(s) and money market Sub-Accounts allocation becomes greater than 30% of the Contract Value due to additional Purchase Payments, surrenders or transfers from the Sub-Account(s) of the Separate Account, then 0% interest will accrue for the entire Contract in that Contract year for purposes of calculating the Guaranteed Annuitization Value. If the Contract Owner’s aggregate Fixed Account(s) and money market allocation becomes greater than 30% of the Contract Value due to

GMIB	1	09-01

fluctuations in the value of the Sub-Accounts of the Separate Account, then interest will continue to accrue for the purposes of the Guaranteed Annuitization Value at the interest rate indicated on the Contract Schedule Page.

If Joint Contract Owners are named, the Age of the oldest Joint Contract Owner will be used to determine the Guaranteed Minimum Income Benefit. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

The annuity rates attributable to this rider are subject to the rates shown in the Contract without referring to Note 1 of the Fixed Annuity Rates of the Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

GMIB	2	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

ROTH INDIVIDUAL RETIREMENT ANNUITY RIDER

(Under section 408A of the Internal Revenue Code)

INTRODUCTION

GENERAL INSTRUCTIONS (Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

This annuity rider, modeled after IRS Form 5305-RB, meets the requirements of section 408A and has been automatically approved by the IRS. A Roth individual retirement annuity (Roth IRA) is established after the contract, which includes this rider, is fully executed by both the individual (annuitant) and the issuer. The contract must be for the exclusive benefit of the annuitant or his or her beneficiaries.

Do not file this form with the IRS. Instead, keep it for records purposes.

Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the annuitant’s gross income; and distributions after 5 years that are made when the annuitant is 59½ years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the annuitant can get from the issuer, get Pub. 590, Individual Retirement Arrangements (IRAs).

This Roth IRA can be used by an annuitant to hold: (1) IRA Conversion Contributions, amounts rolled over or transferred from another Roth IRA, and annual cash contributions of up to $2,000 from the annuitant; or (2) if designated as a Roth Conversion IRA, only IRA Conversion Contributions for the same tax year.

To simplify the identification of funds distributed from Roth IRAs, annuitants are encouraged to maintain IRA Conversion Contributions for each tax year in a separate Roth IRA.

DEFINITIONS

Roth Conversion IRA. A Roth Conversion IRA is a Roth IRA that accepts only IRA Conversion Contributions made during the same tax year.

IRA Conversion Contributions. IRA Conversion Contributions are amounts rolled over, transferred, or considered transferred from a non-Roth IRA to a Roth IRA. A non-Roth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

Issuer. The issuer is the insurance company providing the annuity contract. The insurance company may use other terms besides “issuer” to refer to itself, such as, “company,” “insurer,” or “us.”

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Annuitant. The annuitant is the person who establishes the annuity contract. The insurance company may use other terms besides “annuitant” to refer to the person who establishes the annuity contract, such as “owner”, “applicant”, “insured”, or “you”.

SPECIFIC INSTRUCTIONS

Article I. The annuitant may be subject to a 6-percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the annuitant have been made for the same tax year, (2) the annuitant’s adjusted gross income exceeds the applicable limits in Article II for the tax year, or (3) the annuitant’s and spouse’s compensation does not exceed the amount contributed for them for the tax year. The annuitant should see the disclosure statement or Pub. 590 for more information.

Article IX. Article IX and any that follow it may incorporate additional provisions that are agreed to by the annuitant and issuer to complete the contract. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the issuer, issuer’s fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the annuitant, etc. These provisions may be on additional pages, if necessary, attached to this form.

TEXT

This rider is made a part of the annuity contract to which it is attached, and the following provisions apply in lieu of any provisions in the contract to the contrary.

The annuitant is establishing a Roth individual retirement annuity (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

Article I

1.
If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the issuer will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the annuitant.

2.	If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article II

The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single annuitant, the $2,000 annual contribution is phased out between an AGI of $95,000 and $110,000; for a married annuitant who files jointly, between an AGI of $150,000 and $160,000; and for a married annuitant who files separately, between $0 and $10,000. In the case of a conversion, the issuer will not accept IRA Conversion Contributions in a tax year if the annuitant’s AGI for that tax year exceeds $100,000 or if the annuitant is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article III

The annuitant’s interest in the contract is nonforfeitable and nontransferable.

Article IV

1.	The contract does not require fixed contributions.

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2.
Any dividends (refund of contributions other than those attributable to excess contributions) arising under the contract will be applied before the close of the calendar year following the year of the dividend as contributions toward the contract.

Article V

1.
If the annuitant dies before his or her entire interest in the contract is distributed to him or her and the annuitant’s surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the annuitant or, if the annuitant has not so elected, at the election of the beneficiary, either:

(a) Be distributed by December 31 of the calendar year containing the fifth anniversary of the annuitant’s death, or

(b) Be distributed over the life, or a period not longer than the life expectancy, of the designated beneficiary starting no later than December 31 of the calendar year following the calendar year of the annuitant’s death. Life expectancy is computed using the expected return multiples in Table V of Section 1.72-9 of the Income Tax Regulations.

If distributions do not begin by the date described in (b), distribution method (a)will apply.

2.	If the annuitant’s spouse is the sole beneficiary on the annuitant’s date of death, such spouse will then be treated as the annuitant.

Article VI

1.	The annuitant agrees to provide the issuer with information necessary for the issuer to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2.	The issuer agrees to submit reports to the Internal Revenue Service and the annuitant as prescribed by the Internal Revenue Service.

Article VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VIII

This rider will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the contract.

Article IX

1.
Except in the case of disability, in the event that any distribution is made to the annuitant under this contract prior to his/her attaining age 59½, such distribution may be subject to certain federal tax penalties.

2.	The annuitant under this contract must also be the owner of the contract. No contingent annuitant or joint annuitant may be named.

3.	Part 2 of Article V of this rider is amended by changing the word “will” to “may.”

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4.	Contributions may be made after the annuitant attains age 70½.

5.	Where appropriate, the word “certificate” shall be substituted for the word “contract,” and the word “participant” shall be substituted for the word “owner.”

6.	Part 1 of Article VI of this rider is amended by changing “408A(d)(3)(E)” to “408A(d)(3)(D).”

7.
The first sentence of Article VII is amended to read as follows: “Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through VI and this sentence will be controlling.”

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

Roth IRA	4	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

INDIVIDUAL RETIREMENT ANNUITY RIDER

This rider modifies the Contract to which it is attached so that it may qualify as an Individual Retirement Annuity (IRA) under Section 408(b) of the Internal Revenue Code (Code) and the Regulations under that Section. In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. The Contract is modified as follows:

1.
The Contract Owner and the Annuitant shall be the same individual; neither may be changed and there shall be no Joint Contract Owner. Hereafter all references to the Contract Owner shall include the Annuitant.

2.	The interest of the Contract Owner under this Contract shall be nonforfeitable.

3.
The Contract may not be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose, or otherwise transferred (other than a transfer incident to a divorce or separation instrument in accordance with section 408(d)(6) of the Code) to any person other than to the Company.

4.	This Contract is established for the exclusive benefit of the Contract Owner and his or her Beneficiary(ies).

5.
Except in the case of a rollover contribution (as permitted by Code Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code Section 408(k), contributions shall not exceed [$2,000] for any taxable year. All contributions must be in cash.

6.
Distributions under the Annuity Options in the Contract must commence to be distributed no later than the first day of April following the calendar year in which the Contract Owner attains age 70 1/2 (required beginning date), over

(a) the life of the Contract Owner, or the lives of the Contract Owner and his or her designated Beneficiary, or
(b)
a period certain not extending beyond the life expectancy of the Contract Owner, or the joint and last survivor expectancy of the Contract Owner and his or her Beneficiary. Payments must be made in periodic payments at intervals of no longer than one year.

In addition, payments must be either nonincreasing or they may increase only as provided in Proposed or final Federal Income Tax Regulations.

All distributions made hereunder shall be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirements of Code Section 401(a)(9)(G), and the regulations thereunder.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancy for distributions under an Annuity Option may not be recalculated.

IRA	1	09-01

7.
If required distributions are to be made in a form other than one of the Annuity Options contained in the Contract, then the entire value of the Contract will commence to be distributed no later than the first day of April following the calendar year in which the Annuitant attains age 70 1/2 (required beginning date), over

	(a)	the life of the Contract Owner, or the lives of the Contract Owner and his or her Beneficiary, or

	(b)	a period not extending beyond the life expectancy of the Contract Owner, or the joint and last survivor expectancy of the Contract Owner and his or her Beneficiary.

The amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Contract Owner’s benefit by the lesser of (1) the applicable life expectancy or (2) if the Contract Owner’s spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A–4 or Q&A-5, as applicable, of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Contract Owner by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the Contract Owner and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

8.		Upon the death of the Contract Owner:

(a)
if the Contract Owner dies after distribution of benefits has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Contract Owner’s death;

(b)
if the Contract Owner dies before distribution of benefits commences, the entire amount payable to the Beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Contract Owner’s death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

(i)
a rollover to or from such Contract, or fails to elect any of the above if any portion of the policy proceeds is payable to a Beneficiary, distributions may be made in installments over the life or over a period not extending beyond the life expectancy of the Beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Contract Owner died;

(ii)
if the Beneficiary is the Contract Owner’s surviving spouse, and benefits are to be distributed in accordance with (1) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the Contract Owner died or (b) December 31 of the calendar year in which the Contract Owner would have attained age 70½.

(iii)
if the Beneficiary is the Contract Owner’s surviving spouse, the spouse may treat the Contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.

IRA	2	09-01

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Contract Owner’s death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other Beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancy for distributions under an Annuity Option in the Contract may not be recalculated.

Distributions under this section are considered to have begun if distributions are made on account of the Contract Owner reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Income Tax Regulations.

9.
The Company may at its option either accept additional future payments or terminate the Contract by a lump sum payment of the then present value of the paid up benefit if no Purchase Payments have been received for two full consecutive Contract Years and the paid up annuity benefit at maturity would be less than $20 per month.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

IRA	3	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

NURSING HOME BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In case of a conflict with any provision in the Contract, the provisions of this rider will control.

No Contingent Deferred Sales Charge will be deducted for any withdrawal made after the Contract Owner’s admission to a Licensed Nursing Care Facility subject to the following conditions:

1.	The Contract Owner was not in a Licensed Nursing Care Facility within two years prior to the Effective Date of this rider; and

2.	More than one Contract Year has elapsed since the Effective Date of this rider; and

3.	Each withdrawal request is made while the Contract Owner is presently confined in that facility for a consecutive period of not less than 90 days; and

4.	The confinement must be prescribed by a physician and be medically necessary; and

5.	Each withdrawal is accompanied by proof satisfactory to the Company that the Contract Owner still resides in the Nursing Care Facility.

A Licensed Nursing Care Facility is an institution licensed by the state in which it is located to provide skilled nursing care, intermediate nursing care or custodial nursing care.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

NHB	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

PACKAGE PLAN OPTIONS RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

PACKAGE PLAN OPTIONS

The Contract offers three Package Plan Options regarding the calculation of the Free Withdrawal Amount, the Death Benefit, the Nursing Home Benefit if applicable, and any charges applicable to the Separate Account. The Package Plan Option selected is reflected in the Contract Schedule. At initial purchase of the Contract, the Contract Schedule Date is the same as the Issue Date. If, at a later date, the Contract Owner wishes to replace the current Package Plan Option with another available Package Plan Option, the Contract Owner may do so upon the second Contract Anniversary and any Contract Anniversary thereafter as described below.

Below is a description of the ability to elect other Package Plan Options and the contractual provisions of each Package Plan Option.

Election of Package Plan Options:

A Contract Owner may elect to replace the Package Plan Option in effect with one of the other available Package Plan Options. The Contract Owner must make any election by Written Request no later than 30 calendar days prior to: 1) the second Contract Anniversary and 2) any Contract Anniversary thereafter.

The effective date of the newly elected Package Plan Option is the Contract Anniversary following the election. The Company will issue a new Contract Schedule with a revised Contract Schedule Date, reflecting the new Package Plan Option chosen. The Package Plan Options Rider together with the new Contract Schedule will reflect the revisions to the Contract Owner’s benefits under the Contract as follows:

  the revised ability to withdraw money free of Contingent Deferred Sales Charge;
  the revised Death Benefit calculations;
  the revised Charges to Separate Account.

All other Contract features remain in effect from the Issue Date.

Charges to Separate Account: The current charges for any option will be those current charges in effect as determined by the Company as of the applicable Contract Schedule Date. The maximum annual Mortality and Expense Risk Charge is 1.50% and the maximum annual Administrative Expense Charge is 0.25%.

POR	1	09-01

Description of Package Plan Option I:

Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the Contract Year.

Death Benefit During the Accumulation Period: See Basic Death Benefit Rider

Description of Package Option Plan II:

Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.

Nursing Home Benefit: See Nursing Home Benefit Rider.

Death Benefit During the Accumulation Period: See Death Benefit Rider with Roll-Up Feature.

  If the Death Benefit Rider with Roll-Up Feature is effective on the Issue Date, the initial Roll-Up Feature on such date is equal to the Initial Purchase Payment.
  If the Death Benefit Rider with Roll-Up Feature is effective after the Issue Date and the immediately preceding option is Package Plan Option I, the initial Roll-Up Death Benefit on such date will equal the Contract Value.
  If the Death Benefit Rider with Roll-Up Feature is effective after the Issue Date and the immediately preceding option is Package Plan Option III, then the initial Roll-Up Death Benefit on such date will be calculated as if this rider was effective from the Effective Date of the immediately preceding Package Plan Option.

Description of Package Plan Option III:

Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 15% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 15% of the Contract Value determined as of the end of the previous Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year. If the Contract Owner does not use their entire Free Withdrawal Amount during any given Contract Year(s), the Free Withdrawal Amount for partial withdrawals for any succeeding Contract Year(s) will be increased by such aggregated unused portion up to a maximum of 30%. However, any aggregated unused portion is not applicable to a full surrender.

Nursing Home Benefit: See Nursing Home Benefit Rider.

POR	2	09-01

Death Benefit During the Accumulation Period: See Death Benefit Rider with Annual Ratchet Feature.

  If the Death Benefit Rider With Annual Ratchet Feature is effective on the Issue Date, the initial Annual Ratchet feature on such date is equal to the Initial Purchase Payment.
  If the Death Benefit Rider With Annual Ratchet Feature is effective after the Issue Date the initial Annual Ratchet feature on such date is the Contract Value.

Supplemental Death Benefit: See the Earnings Enhancement Benefit Rider

If this package is selected on or after Age 80 the Earnings Enhancement Benefit will have no value.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

POR	3	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

QUALIFIED PLAN RIDER

This rider modifies the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Section 401(a) or 403(a) of the Internal Revenue Code (Code). In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The Company may further amend the Contract from time to time to meet any requirements applicable to such plans. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. The Contract is modified as follows:

1.
If the Contract Owner is other than a retirement plan fiduciary, the interest of the Contract Owner may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company.

2.
The Annuitant may not be made the Contract Owner of this Contract other than in connection with the conversion of this Contract to an individual retirement annuity under Code Section 408 or, if after December 31, 2001, to a tax-sheltered annuity under Code Section 403(b), or at the time of commencement of Annuity Payments.

3.	While the Contract Owner is a retirement plan fiduciary, the Beneficiary shall be such Contract Owner.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

QP	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

SIMPLE IRA SUPPLEMENTAL RIDER
(Savings Incentive Match Plan for Employees of Small Employers)

This rider is part of the Contract to which it is attached. It modifies the terms and conditions of this Contract and its attached Individual Retirement Annuity Rider, as set forth herein, in order for the Contract to qualify as a simple retirement account, which is part of a “savings incentive match plan” established by an eligible employer under Section 408(p) of the Internal Revenue Code of 1986, as amended. In the event of a conflict between this rider and the Contract and its attached Individual Retirement Annuity Rider, the provisions of this rider will control.

Notwithstanding anything to the contrary in the Contract:

This rider characterizes this Contract as a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE IRA).

This SIMPLE IRA will accept only cash purchase payments made on behalf of the Annuitant, as Owner of the Contract, pursuant to the terms of a SIMPLE IRA plan described in Section 408(p) of the Internal Revenue Code. A rollover purchase payment or a transfer of assets from another SIMPLE IRA of the Annuitant will also be accepted. No other purchase payments will be accepted.

If purchase payments made on behalf of the Annuitant pursuant to a SIMPLE IRA plan maintained by the Annuitant’s employer are received directly by the trustee from the employer, the trustee will provide the employer with the summary description required by Section 408(1)(2) of the Internal Revenue Code.

Prior to the expiration of the 2 year period beginning on the date the Annuitant first participated in any SIMPLE IRA plan maintained by the Annuitant’s employer, any rollover or transfer by the Annuitant of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the Annuitant. Any distribution of funds to the Annuitant during this 2 year period may be subject to a 25% additional tax if the Annuitant does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2 year period, the Annuitant may roll over or transfer funds to any IRA of the Annuitant that is qualified under Section 408(a) or (b) of the Internal Revenue Code.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

SIMPLE IRA	09-01

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Springfield, MA 01111-0001

UNISEX ANNUITY RATES RIDER

This rider modifies the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The Company may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

1.	Deleting any reference to sex; and

2.	The Contract is further modified by substituting the attached Annuity Rate Tables 1, 2, 3, 5, 6, and 7 for the corresponding Annuity Rate Tables in the Annuity Rates section of the Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

UNISEX	1	09-01

FIXED ANNUITY RATES TABLE 1 – OPTIONS A & B MONTHLY PAYMENTS PER $1,000

Unisex

	Life	Years Certain & Life
Age

Only

		5	10	20	Age
50	3.76	3.76	3.75	3.70	50
51	3.82	3.81	3.80	3.75	51
52	3.88	3.87	3.86	3.80	52
53	3.94	3.93	3.92	3.85	53
54	4.00	4.00	3.98	3.90	54

55	4.07	4.06	4.04	3.96	55
56	4.14	4.13	4.11	4.01	56
57	4.21	4.21	4.18	4.07	57
58	4.29	4.29	4.26	4.13	58
59	4.38	4.37	4.34	4.20	59

60	4.47	4.46	4.42	4.26	60
61	4.56	4.55	4.51	4.32	61
62	4.66	4.65	4.61	4.39	62
63	4.77	4.76	4.70	4.46	63
64	4.89	4.87	4.81	4.53	64

65	5.01	4.99	4.92	4.60	65
66	5.14	5.12	5.03	4.67	66
67	5.28	5.25	5.16	4.73	67
68	5.43	5.39	5.28	4.80	68
69	5.59	5.55	5.42	4.87	69

70	5.76	5.71	5.56	4.93	70
71	5.94	5.88	5.70	5.00	71
72	6.14	6.07	5.86	5.06	72
73	6.34	6.27	6.02	5.11	73
74	6.57	6.47	6.18	5.17	74

75	6.81	6.70	6.35	5.21	75
76	7.07	6.93	6.53	5.26	76
77	7.34	7.18	6.70	5.30	77
78	7.64	7.44	6.89	5.33	78
79	7.95	7.72	7.07	5.36	79

80	8.29	8.01	7.26	5.39	80
81	8.66	8.33	7.45	5.42	81
82	9.06	8.65	7.63	5.44	82
83	9.48	8.99	7.81	5.45	83
84	9.94	9.35	7.99	5.47	84
85	10.42	9.73	8.15	5.48	85

UNISEX	2	09-01

FIXED ANNUITY RATES TABLE 2 – OPTION C MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY

UNISEX (2)
UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.11	3.16	3.21	3.25	3.27	3.30	3.31	3.32	3.33	3.33	40
45	3.16	3.24	3.31	3.37	3.42	3.45	3.48	3.50	3.51	3.51	45
50	3.21	3.31	3.41	3.50	3.57	3.63	3.68	3.71	3.73	3.74	50
55	3.25	3.37	3.50	3.62	3.74	3.84	3.91	3.97	4.01	4.03	55
60	3.27	3.42	3.57	3.74	3.90	4.06	4.18	4.28	4.36	4.40	60
65	3.30	3.45	3.63	3.84	4.06	4.28	4.48	4.66	4.79	4.88	65
70	3.31	3.48	3.68	3.91	4.18	4.48	4.79	5.07	5.30	5.48	70
75	3.32	3.50	3.71	3.97	4.28	4.66	5.07	5.49	5.89	6.21	75
80	3.33	3.51	3.73	4.01	4.36	4.79	5.30	5.89	6.49	7.04	80
85	3.33	3.51	3.74	4.03	4.40	4.88	5.48	6.21	7.04	7.90	85

FIXED ANNUITY RATES TABLE 3 – OPTION D MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY

UNISEX (2)
UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.18	3.22	3.25	3.28	3.30	3.31	3.32	3.33	3.33	3.33	40
45	3.27	3.33	3.38	3.42	3.45	3.48	3.49	3.50	3.51	3.52	45
50	3.37	3.45	3.52	3.58	3.63	3.68	3.71	3.73	3.74	3.75	50
55	3.48	3.57	3.67	3.76	3.84	3.91	3.96	4.00	4.03	4.04	55
60	3.59	3.71	3.83	3.95	4.07	4.18	4.28	4.34	4.39	4.42	60
65	3.72	3.85	4.00	4.16	4.33	4.50	4.65	4.77	4.86	4.92	65
70	3.86	4.01	4.18	4.38	4.60	4.84	5.07	5.28	5.45	5.57	70
75	4.00	4.17	4.37	4.61	4.89	5.20	5.54	5.87	6.17	6.40	75
80	4.16	4.34	4.57	4.84	5.17	5.57	6.03	6.52	7.00	7.41	80
85	4.31	4.51	4.76	5.07	5.45	5.93	6.51	7.18	7.89	8.59	85

UNISEX	3	09-01

VARIABLE ANNUITY RATES TABLE 5 – OPTIONS A & B MONTHLY PAYMENTS PER $1,000

Unisex

	Life	Years Certain & Life
Age

Only

		5	10	20	Age
50	4.36	4.36	4.35	4.29	50
51	4.41	4.41	4.40	4.33	51
52	4.47	4.47	4.45	4.38	52
53	4.53	4.52	4.51	4.43	53
54	4.59	4.59	4.56	4.48	54

55	4.66	4.65	4.63	4.53	55
56	4.73	4.72	4.69	4.58	56
57	4.80	4.79	4.76	4.64	57
58	4.88	4.87	4.84	4.70	58
59	4.96	4.95	4.91	4.75	59

60	5.05	5.04	4.99	4.82	60
61	5.14	5.13	5.08	4.88	61
62	5.24	5.23	5.17	4.94	62
63	5.35	5.33	5.27	5.00	63
64	5.46	5.44	5.37	5.07	64

65	5.59	5.56	5.48	5.13	65
66	5.72	5.69	5.59	5.20	66
67	5.85	5.82	5.71	5.27	67
68	6.00	5.96	5.84	5.33	68
69	6.16	6.12	5.97	5.39	69

70	6.33	6.28	6.11	5.45	70
71	6.52	6.45	6.25	5.51	71
72	6.71	6.63	6.40	5.57	72
73	6.92	6.83	6.55	5.62	73
74	7.15	7.04	6.72	5.67	74

75	7.39	7.26	6.88	5.72	75
76	7.65	7.49	7.05	5.76	76
77	7.92	7.74	7.23	5.80	77
78	8.22	8.00	7.41	5.83	78
79	8.54	8.28	7.59	5.86	79

80	8.88	8.57	7.77	5.89	80
81	9.25	8.88	7.95	5.91	81
82	9.65	9.21	8.13	5.93	82
83	10.08	9.55	8.31	5.95	83
84	10.54	9.90	8.48	5.96	84
85	11.03	10.28	8.64	5.97	85

UNISEX	4	09-01
VARIABLE ANNUITY RATES TABLE 6 – OPTION C MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY

UNISEX (2)
UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.73	3.78	3.82	3.86	3.89	3.91	3.93	3.94	3.95	3.95	40
45	3.78	3.85	3.92	3.97	4.02	4.05	4.08	4.10	4.11	4.12	45
50	3.83	3.92	4.01	4.09	4.16	4.22	4.27	4.30	4.32	4.34	50
55	3.86	3.97	4.09	4.21	4.32	4.41	4.49	4.55	4.59	4.62	55
60	3.89	4.02	4.16	4.32	4.47	4.62	4.75	4.85	4.92	4.97	60
65	3.91	4.05	4.22	4.41	4.62	4.83	5.03	5.21	5.34	5.44	65
70	3.93	4.08	4.27	4.49	4.75	5.03	5.33	5.61	5.85	6.03	70
75	3.94	4.10	4.30	4.55	4.85	5.21	5.61	6.03	6.42	6.75	75
80	3.95	4.11	4.32	4.59	4.92	5.34	5.85	6.42	7.02	7.58	80
85	3.95	4.12	4.34	4.62	4.97	5.44	6.03	6.75	7.58	8.43	85

VARIABLE ANNUITY RATES TABLE 7 – OPTION D MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY

UNISEX (2)
UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.81	3.84	3.87	3.89	3.91	3.93	3.94	3.95	3.95	3.95	40
45	3.89	3.94	3.99	4.03	4.06	4.08	4.10	4.11	4.12	4.13	45
50	3.99	4.05	4.12	4.18	4.23	4.27	4.30	4.32	4.34	4.35	50
55	4.10	4.18	4.26	4.35	4.42	4.49	4.54	4.58	4.61	4.63	55
60	4.21	4.31	4.42	4.54	4.65	4.75	4.84	4.91	4.96	5.00	60
65	4.35	4.46	4.60	4.74	4.90	5.06	5.21	5.33	5.42	5.49	65
70	4.50	4.63	4.79	4.97	5.18	5.40	5.63	5.83	6.00	6.13	70
75	4.67	4.81	5.00	5.22	5.48	5.78	6.10	6.42	6.72	6.95	75
80	4.84	5.01	5.22	5.47	5.78	6.16	6.60	7.08	7.55	7.97	80
85	5.03	5.21	5.44	5.73	6.09	6.54	7.10	7.75	8.46	9.15	85

UNISEX	5	09-01